PURCHASE AND ASSUMPTION AGREEMENT

                                  by and among

                          Fleet Financial Group, Inc.,
                              Fleet National Bank,

                        Enterprise Bank and Trust Company

                                       and

                            Enterprise Bancorp, Inc.






                               September 22, 1999


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                                                 TABLE OF CONTENTS
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ARTICLE I - DEFINITIONS............................................................................................      1

   Section 1.1.  Defined Terms.....................................................................................      1
   Section 1.2.  Accounting Terms..................................................................................     15

ARTICLE II PURCHASE AND SALE OF PURCHASED ASSETS AND ASSIGNMENT AND ASSUMPTION OF ASSUMED LIABILITIES..............     15

   Section 2.1.  Purchase and Sale of Assets; No Other Assets Purchased............................................     15
   Section 2.2.  Assumed Liabilities...............................................................................     16

ARTICLE III PURCHASE PRICE; PAYMENT; SETTLEMENT; TAX ALLOCATION....................................................     18

   Section 3.1.  Purchase Price....................................................................................     18
   Section 3.2.  Payment at Closing................................................................................     19
   Section 3.3.  Adjustment of Estimated Payment Amount............................................................     19
   Section 3.4.  Allocation of Purchase Price......................................................................     20
   Section 3.5.  Proration; Other Closing Date Adjustments.........................................................     21

ARTICLE IV  TAXES..................................................................................................     22

   Section 4.1.  Sales, Transfer and Use Taxes.....................................................................     22
   Section 4.2.  Information Reports...............................................................................     22

ARTICLE V  CLOSING.................................................................................................     22

   Section 5.1.  Closing Date......................................................................................     22
   Section 5.2.  Seller's Deliveries...............................................................................     23
   Section 5.3.  Purchaser's Deliveries............................................................................     24

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SELLER................................................................     25

   Section 6.1.  Organization......................................................................................     25
   Section 6.2.  Authority.........................................................................................     25
   Section 6.3.  Non-Contravention.................................................................................     26
   Section 6.4.  Compliance with Law...............................................................................     26
   Section 6.5.  Legal Proceedings.................................................................................     26
   Section 6.6.  Tenants; Branch Leases............................................................................     26
   Section 6.7.  Title to Purchased Assets.........................................................................     26
   Section 6.8.  Loans.............................................................................................     27
   Section 6.9.  No Broker.........................................................................................     27
   Section 6.10.  Assumed Deposit Liabilities......................................................................     27
   Section 6.11.  No Assessable Improvements.......................................................................     28
   Section 6.12.  No Adverse Notices...............................................................................     28
   Section 6.13.  No Change in Assessment..........................................................................     28
   Section 6.14.  Licenses and Permits.............................................................................     28
   Section 6.15.  No Condemnation..................................................................................     28
   Section 6.16.  Regulatory Matters...............................................................................     28
   Section 6.17.  Interim Operations...............................................................................     29
   Section 6.18.  Limitations on and Disclaimer of Representations and Warranties and Purchaser's Release in
   Connection Therewith............................................................................................     29

ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF PURCHASER AND ENTERPRISE............................................     30

   Section 7.1.  Organization......................................................................................     30
   Section 7.2.  Authority.........................................................................................     30
   Section 7.3.  Non-Contravention.................................................................................     30

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   Section 7.4.  Legal Proceedings.................................................................................     30
   Section 7.5.  Consents and Other Regulatory Matters.............................................................     31
   Section 7.6.  WARN Act..........................................................................................     32
   Section 7.7.  Capital Available.................................................................................     32
   Section 7.8.  No Broker.........................................................................................     32

ARTICLE VIII  COVENANTS OF SELLER..................................................................................     32

   Section 8.1.  Conduct of the Business...........................................................................     32
   Section 8.2.  Regulatory Approvals..............................................................................     33
   Section 8.3.  Branch and ATM Consents; Other Facilities Consents................................................     33
   Section 8.4.  Nonsolicitation...................................................................................     34
   Section 8.5.  Nonsolicitation of Purchaser's Employees..........................................................     35

ARTICLE IX  COVENANTS OF PURCHASER AND ENTERPRISE..................................................................     35

   Section 9.1.  Regulatory Approvals and Standards................................................................     35
   Section 9.2.  Consents; Compliance with Law.....................................................................     36
   Section 9.3.  Solicitation of Accounts..........................................................................     36
   Section 9.4.  Nonsolicitation of Seller's Employees.............................................................     37
   Section 9.5.  Recording of Instruments of Assignment............................................................     37
   Section 9.6.  Transferred Employees.............................................................................     37
   Section 9.7.  Interviews........................................................................................     40
   Section 9.9.  No Other Transactions.............................................................................     40
   Section 9.10.  Enterprise Guaranty..............................................................................     40

ARTICLE X  ACCESS; EMPLOYEE AND CUSTOMER COMMUNICATIONS............................................................     40

   Section 10.1.  Access by Purchaser..............................................................................     40
   Section 10.2.  Communications to Employees; Training............................................................     41
   Section 10.3.  Communications with Customers....................................................................     41

ARTICLE XI  FACILITIES.............................................................................................     42

   Section 11.1.  Environmental Diligence..........................................................................     42

ARTICLE XII  TRANSITIONAL MATTERS..................................................................................     45

   Section 12.1.  Payment of Deposit Liabilities...................................................................     45
   Section 12.2.  Delivery of Purchaser's Check Forms..............................................................     46
   Section 12.3.  Uncollected Checks Returned to Seller............................................................     46
   Section 12.4.  Default on Loan Payments to Seller...............................................................     46
   Section 12.5.  Notices to Obligors on Loans.....................................................................     46
   Section 12.6.  New Telephone Numbers............................................................................     47
   Section 12.7.  New ATM/Debit Cards..............................................................................     47
   Section 12.8.  Installation of Equipment by Purchaser...........................................................     47
   Section 12.9.  Deactivation of ATMs and ATM/Debit Cards.........................................................     47
   Section 12.10.  Signage.........................................................................................     47
   Section 12.11.  Letters of Credit...............................................................................     48
   Section 12.12.  Actions With Respect to IRA, Keogh Plan and Employee Pension Plan Deposit Liabilities...........     49
   Section 12.13.  Bulk Transfer Laws..............................................................................     50
   Section 12.14.  Ancillary Agreements............................................................................     51

ARTICLE XIII  CONDITIONS TO CLOSING................................................................................     51

   Section 13.1.  Conditions to Obligations of Seller and Fleet....................................................     51
   Section 13.2.  Conditions to Obligations of Purchaser and Enterprise............................................     51

ARTICLE XIV  DATA PROCESSING.......................................................................................     52

   Section 14.1.  Conversion.......................................................................................     53

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ARTICLE XV  INDEMNITY..............................................................................................     53

   Section 15.1.  Fleet's Indemnity................................................................................     53
   Section 15.2.  Enterprise Indemnity.............................................................................     53
   Section 15.3.  Indemnification Procedure........................................................................     54
   Section 15.4.  Limitations on Liability.........................................................................     55
   Section 15.5.  General..........................................................................................     55
   Section 15.6.  Survival.........................................................................................     56

ARTICLE XVI  POST-CLOSING MATTERS..................................................................................     56

   Section 16.1.  Further Assurances...............................................................................     56
   Section 16.2.  Access to and Retention of Books and Records.....................................................     56
   Section 16.3.  Deposit Histories................................................................................     57

ARTICLE XVII  MISCELLANEOUS........................................................................................     57

   Section 17.1.  Expenses.........................................................................................     57
   Section 17.2.  Trade Names and Trademarks.......................................................................     58
   Section 17.3.  Termination; Extension of Closing Date...........................................................     58
   Section 17.4.  Modification and Waiver..........................................................................     59
   Section 17.5.  Binding Effect; Assignment.......................................................................     59
   Section 17.6.  Confidentiality..................................................................................     59
   Section 17.7.  Entire Agreement; Governing Law..................................................................     60
   Section 17.8.  Consent to Jurisdiction; Waiver of Jury Trial....................................................     60
   Section 17.9.  Waiver of Certain Damages........................................................................     60
   Section 17.10.  Severability....................................................................................     61
   Section 17.11.  Counterparts....................................................................................     61
   Section 17.12.  Notices.........................................................................................     61
   Section 17.13.  Interpretation..................................................................................     63
   Section 17.14.  Specific Performance............................................................................     63
   Section 17.15.  No Third Party Beneficiaries....................................................................     63
   Section 17.16.  Survival........................................................................................     63
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                                                           -iii-

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                                   SCHEDULES

      Schedule 1.1(a)               ATM Lease Agreements
      Schedule 1.1(b)               List of Automated Teller Machines
      Schedule 1.1(c)               Branch Leases
      Schedule 1.1(d)               Branches
      Schedule 1.1(e)               Consumer Bank Employees
      Schedule 1.1(f)               Consumer Bank Loans
      Schedule 1.1(g)               Consumer Deposit Liabilities
      Schedule 1.1(h)               Excluded Fixed Assets
      Schedule 1.1(i)               Fixed Assets
      Schedule 1.1(j)               [Reserved]
      Schedule 1.1(k)               ISDA Transactions
      Schedule 1.1(l)               Letters of Credit
      Schedule 1.1(m)               [Reserved]
      Schedule 1.1(n)               Real Property
      Schedule 1.1(o)               Real Property Purchase Price
      Schedule 1.1(p)               SBA Loans
      Schedule 1.1(q)               Small Business Bank Deposit Liabilities
      Schedule 1.1(r)               Small Business Bank Loans
      Schedule 1.1(s)               Tenant Leases
      Schedule 3.4(a)               Allocation of Purchase Price
      Schedule 6.6(b)               Branch Lease Exceptions
      Schedule 6.16                 Seller Regulatory Approvals
      Schedule 7.5(a)               Purchaser Regulatory Approvals
      Schedule 14.1                 Terms of Data Processing Conversion
      Schedule 17.2                 Trade Names and Trademarks

                                    EXHIBITS

      Exhibit A             Terms of Fleet Boston Divestiture Severance Plan
      Exhibit B             Form of Purchaser's Letter of Credit
      Exhibit C             Form of Quitclaim Deed
      Exhibit D             Form of Bill of Sale
      Exhibit E             Form of Assignment and Assumption Agreement
      Exhibit F             Form of Lease Assignments
      Exhibit G             Form of Seller's Officer's Certificate
      Exhibit H             Form of Seller's Power of Attorney
      Exhibit I             Form of Purchaser Officer's Certificate
      Exhibit J             Form of Use and Occupancy Agreement
      Exhibit K             Form of Lease Agreement
      Exhibit L             Form of Collateral Agency Agreement

                        PURCHASE AND ASSUMPTION AGREEMENT


         This Purchase and Assumption Agreement (the "Agreement") dated as of September 22, 1999 among Fleet Financial Group, Inc., a Rhode Island corporation with its principal office at One Federal Street, Boston, Massachusetts 02110 ("Fleet"), Fleet National Bank, a national banking association with an office at One Federal Street, Boston, Massachusetts 02110 ("Seller"), Enterprise Bank and Trust Company, a Massachusetts chartered trust company with its principal office at 222 Merrimack Street, Lowell, Massachusetts ("Purchaser") and Enterprise Bancorp, Inc., a Massachusetts corporation with its principal office at 222 Merrimack Street, Lowell, Massachusetts ("Enterprise").

         WHEREAS, Seller desires to sell, and Purchaser desires to acquire, certain assets of the Business in accordance with the terms and provisions of this Agreement; and

         WHEREAS, Seller desires to transfer to Purchaser, and Purchaser desires to assume from Seller, certain liabilities of the Business in accordance with the terms and provisions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby subject to the terms and conditions set forth herein, Seller, Fleet, Purchaser and Enterprise agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Accrued Interest" shall mean, as of any date, (a) with respect to the Deposit Liabilities, the interest, dividends, fees, costs and other charges that have been accrued on but not paid, credited, or charged to the Deposit Liabilities, all as set forth in Seller's general ledger and (b) with respect to the Loans, the Advance Lines and the Negative Deposits, interest, fees, premiums, consignment fees, costs and other charges that have accrued on or been charged to the Loans, the Advance Lines and the Negative Deposits but not paid by the applicable borrower, or any guarantor, surety or other obligor therefor, or otherwise collected by offset, recourse to collateral or otherwise, all as set forth in Seller's general ledger.

         "ADA" shall mean the Americans with Disabilities Act of 1990, as amended, and similar state and local laws, regulations, rules and ordinances.

         "Adjusted Payment Amount" shall have the meaning specified in Section 3.3(a).

         "Advance Lines" shall mean all overdraft lines of credit to owners of the Deposit Liabilities, plus any and all Accrued Interest thereon.

         "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, or a director, officer, partner, joint venturer or member of such Person and any successors of such Person.

         "Assignment and Assumption Agreement" shall have the meaning specified in Section 5.2(c).

         "Assumed Liabilities" shall have the meaning specified in Section 2.2.

         "Assumed  Severance  Obligations"  shall have the meaning  specified in
Section 9.6(b).

         "ATM Lease Agreements" shall mean the lease or operating agreements for the ATMs listed on Schedule 1.1(a) hereto, as such agreements may be amended, renewed or extended in the ordinary course of business.

         "ATMs" shall mean the automated teller machines listed on Schedule 1.1(b) hereto.

         "BankBoston"  shall  mean  BankBoston   Corporation,   a  Massachusetts
corporation.

         "Board"  shall  mean the  Board of  Governors  of the  Federal  Reserve
System.

         "Branch Leases" shall mean the lease agreements for the Branches listed on Schedule 1.1(c) hereto, as such agreements may be amended, renewed or extended in the ordinary course of business.

         "Branches" shall mean the branch offices of Seller to be acquired by Purchaser and listed on Schedule 1.1(d) hereto.

         "Business" shall mean the Consumer Bank Business and the Small Business Bank Business.

         "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the Commonwealth of Massachusetts.

         "Cash" shall mean all petty cash, vault cash, teller cash, ATM cash and prepaid postage located at the Branches (including foreign currency), in each case as of the close of business at the respective Branch (6:00 p.m. for each automated teller machine) on the Closing Date.

         "Closing" shall have the meaning specified in Section 5.1(a).

         "Closing Date" shall have the meaning specified in Section 5.1(a).

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "Collateral Agent" shall mean Seller, in its capacity as collateral agent under the Collateral Agency Agreement.

         "Collateral Agency Agreement" shall mean a Collateral Agency Agreement to be dated as of the Closing Date among Seller, Purchaser and the Collateral Agent, in the form of Exhibit L hereto.

         "Collateral Assignment Instruments" shall mean such assignments, financing statements, endorsements, stock powers or other instruments as shall be required under applicable law to transfer to the Collateral Agent in accordance with the terms of the Collateral Agency Agreement, the Letter of Credit Collateral and the rights and remedies of Seller with respect thereto.

         "Comparable Job" shall mean, with respect to any Consumer Bank Employee or Consumer Bank Related Employee, a position with Purchaser (a) with the same base salary, (b) with reasonably similar employment background and skill set requirements, (c) with no significant changes in work schedule and (d) (i) with respect to a Consumer Bank Employee or Consumer Bank Related Employee located at a Branch, to be performed at the same Branch or at a Branch located within thirty (30) miles of the such employee's current Branch or home, whichever is closer, or (ii) with respect to any other Consumer Bank Employee or Consumer
Bank Related Employee, to be performed within thirty (30) miles of such employee's current office or home, whichever is closer, each as applicable to such employee immediately prior to the Closing Date.

         "Confidentiality Agreement" shall mean that certain letter agreement between Purchaser and Fleet dated as of May 24, 1999.

         "Consumer Bank Assets" shall mean the Real Property, the ATMs, the Fixed Assets, the Consumer Bank Loans, the Cash, the Branch Leases, the ATM Lease Agreements, the Tenant Leases, and the Safe Deposit Agreements and all keys for the related safe deposit boxes.

         "Consumer Bank Business" shall mean the Consumer Bank Assets, the Consumer Bank Liabilities and the Consumer Bank Employees.

         "Consumer Bank Employees"  shall mean the employees of Seller listed on
Schedule 1.1(e) hereto, but excluding such employees who shall leave Seller's employ between the date hereof and the close of business on the Closing Date, but including replacements of such employees made in the ordinary course of business between the date hereof and the Closing Date and including any Person who fills a vacant position at a Branch in the ordinary course of business between the date hereof and the Closing Date to provide Branch services to Customers.

         "Consumer Bank Liabilities" shall mean (a) the Consumer Deposit Liabilities, and (b) any and all liabilities and obligations relating to or arising out of the Consumer Bank Assets, to the extent that such liabilities and obligations arise or accrue after the close of business on the Closing Date, but including Unfunded Advances under the Loans included therein.

         "Consumer Bank Loans" shall mean (a) the loans listed on Schedule 1.1(f) hereto (exclusive of any reserves for loan losses) and all obligations of Seller to make additional extensions of credit in connection with such loans, as such loans may be increased, decreased, amended, renewed or extended in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date, (b) loans made in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date and linked, including by direct debit, to a Consumer Deposit Liability account (exclusive of any reserves for loan losses) and all obligations of Seller to make additional extensions of credit in connection with such loans, as such loans may be increased, decreased, amended, renewed or extended in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date, and (c) any application pending on the Closing Date for a loan which would be linked, including by direct debit, to a Consumer Deposit Liability account if such loan had been made by Seller prior to the Closing Date, provided, however, that Consumer Bank Loans shall not include any loan described in subsections (a) or (b) above, if such loan, as of the Closing Date, is (i) subject to a current legal proceeding related to a Customer's inability or refusal to pay such loan or (ii) not current and with respect to which proceedings are pending against the obligor or obligors of such loan under Title 11 of the United States Code or (iii) Nonperforming. Each Consumer Bank Loan shall include all documents executed or delivered in connection with such loan to the extent such documents are in the loan file relating to such loan, any and all collateral held as security therefor or in which a security interest, Lien or mortgage has been granted and any and all guarantees, insurance and other credit enhancements relating thereto, together with Accrued Interest thereon, all as exists at the close of business on the Closing Date.

         "Consumer Bank Related Employees" shall mean the employees of Seller (other than Consumer Bank Employees) as shall be designated by Seller from time to time hereafter in writing to Purchaser for possible interviews for employment with Purchaser following the Closing Date.

         "Consumer Deposit Liabilities" shall mean all of Seller's obligations and liabilities relating to (a) the deposit accounts listed on Schedule 1.1(g) hereto, and (b) deposit accounts which are opened on behalf of a customer by Consumer Bank Employees between July 1, 1999 and the close of business on the Closing Date, including, without limitation, all passbook accounts, statement savings accounts, checking, Money Market and NOW accounts, certificates of deposit, and IRA, Keogh Plan and Employee Pension Plan accounts, together with Accrued Interest thereon, all as exists at the close of business on the Closing Date, but excluding any claim or other liability relating to the origination of any such deposit account or the administration of any such deposit account prior to the close of business on the Closing Date.

         "Contribution Agreement" shall mean that certain Contribution Agreement dated as of October 28, 1997, as amended on February 20, 1998, by and between Advanta Corporation and Fleet.

         "Customers" shall mean, individually and collectively, (a) the Persons named as the owners of the deposit accounts relating to the Deposit Liabilities,
(b) the primary obligors under the Loans, and (c) the parties (other than Seller and its Affiliates) to the Safe Deposit Agreements.

         "Customer Notices" shall have the meaning specified in Section 10.3(a).

         "Damages" shall have the meaning specified in Section 15.1.

         "Deposit Liabilities" or "Deposit Liability" shall mean collectively the Consumer Deposit Liabilities and the Small Business Bank Deposit Liabilities, but shall exclude the Excluded IRA/Keogh/Employee Pension Plan Deposits and the Excluded Deposits.

         "Draft Closing Statement" shall mean a draft closing statement as of the close of business of the fifth (5th) Business Day immediately preceding the Closing Date setting forth an estimate of the Purchase Price (including all adjustments and prorations thereto).

         "Employee Pension Plan" shall mean any employee pension plan for which Seller serves as a trustee, including but not limited to, employee pension benefit plans as defined in Section 3(2) of ERISA, retirement plans qualified under the requirements of Section 401(a) of the Code, nonqualified deferred compensation plans, excess benefit plans and supplemental executive retirement plans.

         "Employee  Pension  Plan  Deposit   Liability"  shall  mean  a  Deposit
Liability in an account owned by an Employee Pension Plan.

         "Environmental Consultant" shall have the meaning specified in Section 11.1.

         "Environmental Due Diligence Date" shall mean the thirtieth (30th) day following the execution hereof or, if such day shall not be a Business Day, the next Business Day thereafter, unless said date is extended in accordance with
Section 11.1(c), in which case, said date shall mean the date to which extended thereunder.

         "Environmental Due Diligence Period" shall mean the period commencing on the date hereof and ending on the Environmental Due Diligence Date.

         "Environmental Hazard" shall mean the presence of any Hazardous Materials in violation of any Environmental Laws.

         "Environmental Laws" shall mean all Federal, state or local laws, rules, regulations, codes, ordinances, or by-laws, and any judicial or administrative interpretations thereof, including orders, decrees, judgments, rulings, directives or notices of violation, that create duties, obligations or liabilities with respect to (a) human health or (b) environmental pollution, impairment or disruption, including, without limitation, laws governing the existence, use, storage, treatment, discharge, release, containment, transportation, generation, manufacture, refinement, handling, production, disposal, or management of any Hazardous Materials, or otherwise regulating or providing for the protection of the environment, and further including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Public Health Service Act (42 U.S.C. ss. 300 et seq.), the Pollution Prevention Act (42 U.S.C. ss. 13101 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Safe Drinking Water Act (21 U.S.C. ss. 349, 42 U.S.C. ss.ss.201, 300f), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the Clean Water Act (33 U.S.C. ss.1251 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq. ), and similar state and local statutes, and all regulations adopted pursuant thereto.

         "Environmental Remediation" shall mean performing response actions in relation to identified Environmental Hazards, including removal, disposal, treatment or in-place containment actions, which are reasonably required to achieve permanent regulatory closure with respect to such Environmental Hazard in accordance with applicable Environmental Laws.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended (11 U.S.C.ss.1101 et seq.)

         "Estimated Payment Amount" shall have the meaning specified in Section 3.2.

         "Estimated Purchase Price" shall mean the estimate of the Purchase Price set forth on the Draft Closing Statement.

         "Excluded Deposits" shall mean all Deposit Liabilities (a) owned by employees of Seller or its Affiliates (other than Transferred Employees) or Affiliates of Seller and (b) which were assumed by Seller in connection with the consummation of the transactions contemplated by the Contribution Agreement, in each case as exists at the close of business on the Closing Date.

         "Excluded Fixed Assets" shall mean (a) artwork, supplies, signs, marketing aids, trade fixtures or equipment specifically identifying or relating to Seller or any of its Affiliates located at the Facilities, (b) telephone systems located at the Facilities, (c) software, source and object code, user manuals and related documents and all updates, upgrades or other revisions thereto and all copies or duplicates thereof located at the Facilities, (d) copying machines, facsimile machines, scanners, computers, printers, modems, peripheral equipment, electronic teller station hardware and other hardware related to teller stations and platforms located at the Facilities, and (e) any other personal property of Seller or any of its Affiliates identified on Schedule 1.1(h) hereto, less any such items consumed or disposed of, plus new similar items acquired or obtained, in the ordinary course of the operation of the Facilities through the close of business on the Closing Date.

         "Excluded IRA/Keogh/Employee Pension Plan Deposits" shall have the meaning specified in Section 12.12(a).

         "Facilities" shall mean the Branches and the ATM locations.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended (12 U.S.C. ss.ss.1811 et seq.).

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "Federal Funds Rate" shall mean, for the period involved, the average of the interest rates for each day of the period set forth in H.15(519) opposite the caption "Federal Funds (Effective)". H.15(519) means the weekly statistical release designated as such, or any successor publication, published by the Board.

         "Final" shall mean, as applied to any governmental order or action, that such order or action has not been stayed, vacated or otherwise rendered ineffective and either (a) the time period for taking an appeal therefrom shall have passed without an appeal therefrom having been taken, or (b) if any such appeal shall have been dismissed or resolved, all applicable periods for further appeal of such order or action shall have passed.

         "Final Approval Date" shall mean, with respect to the transactions contemplated hereby, the date upon which the last of the following has occurred:
(a) all Regulatory Approvals have been obtained; (b) all applicable regulatory notices which are required to be published or given prior to consummation of the transactions contemplated hereby have been published or given; (c) the filing of all applicable regulatory reports; and (d) the expiration of all applicable regulatory comment and waiting periods.

         "Final Closing Statement" shall have the meaning specified in Section 3.3(a).

         "Final  Loan  Schedule"  shall have the  meaning  specified  in Section
3.3(a).

         "Final Settlement Date" shall have the meaning specified in Section 3.3(b).

         "FIRPTA Affidavits" shall mean affidavits pursuant to Section 1445 of the Code certifying to the non-foreign entity status of Seller.

         "Fixed Assets" shall mean all of the furniture, fixtures, equipment and other assets of Seller set forth on Schedule 1.1(i) hereto, including but not limited to leasehold improvements, less any items consumed or disposed of, plus new items acquired or obtained, in the ordinary course of the operation of the Facilities through the close of business on the Closing Date, but excluding the Excluded Fixed Assets (whether or not such Excluded Fixed Assets have been listed as furniture, fixtures, equipment or other assets of Seller on Schedule 1.1(i)).

         "Fleet" shall have the meaning specified in the preamble.

         "Fleet Boston Divestiture Severance Plan" shall mean that certain severance plan of Fleet and its Affiliates to be dated as of the Closing Date and containing the terms set forth on Exhibit A hereto.

         "GAAP" shall have the meaning specified in Section 1.2.

         "Hazardous Materials" means (a) any "hazardous material", "hazardous substance", "hazardous waste", "oil", "regulated substance", "toxic substance" or words of similar import as defined under any of the Environmental Laws, (b) asbestos in any form, (c) urea formaldehyde foam insulation, (d) polychlorinated biphenyls, (e) radon gas, (f) flammable explosives, (g) radioactive materials,
(h) any chemical, contaminant, solvent, material, pollutant or substance that may be dangerous or detrimental to any of the Facilities, the environment or the health and safety of employees or other occupants of any of the Facilities, and
(i) any substance, the generation, storage, transportation, utilization, disposal, management, release or location of which, on, under or from any of the Facilities is prohibited or otherwise regulated pursuant to any of the Environmental Laws.

         "Indemnified Party" shall have the meaning specified in Section 15.3.

         "Indemnitor" shall have the meaning specified in Section 15.3.

         "IRA"  shall mean an  individual  retirement  account as  specified  in
Section 408 and 408A of the Code.

         "IRA Deposit Liability" shall mean a Deposit Liability in a deposit account which is an IRA.

         "IRS" shall mean the Internal Revenue Service of the United States.

         "ISDA Agreements" shall mean those International Securities Dealer Agreements between a Customer and Seller or other Person or one of its Affiliates evidencing an ISDA Transaction.

         "ISDA  Transactions"  shall  mean (a) those  transactions  set forth on
Schedule 1.1(k) hereto, as such transactions may be renewed or extended in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date, and (b) any and all interest rate swap, currency swap, forward, hedge or similar transactions entered into between

July 1, 1999 and the close of business on the Closing Date which relate to a Loan, each as exists as of the close of business on the Closing Date.

         "ISP98" shall mean the International Standby Practices (ISP98), ICC Publication No. 590.

         "Items" shall mean (a) transfers of funds by wire or through the Automated Clearing House, checks, drafts, negotiable orders of withdrawal and items of a like kind which are drawn on or deposited and credited to the Deposit Liabilities, and (b) payments, advances, disbursements, fees, reimbursements and items of a like kind which are debited or credited to the Loans.

         "Keogh Plan" shall mean an Employee Pension Plan covering self-employed individuals.

         "Keogh Plan Deposit Liability" shall mean a Deposit Liability in a deposit account which is owned by a Keogh Plan.

         "Knowledge" shall mean, with respect to Seller, the actual knowledge as of the date hereof, without further investigation, of any of Seller's officers that hold the title of senior vice president or above and have responsibility with respect to the operations of the Business.

         "Landlord Consents" shall have the meaning set forth in Section 5.2(e).

         "Lease Assignments" shall have the meaning set forth in Section 5.2(d).

         "Letter of Credit Customer" shall mean an obligor under a Loan for whose account a Letter of Credit was issued.

         "Letters of Credit"  shall mean (a) those  letters of credit  listed on
Schedule 1.1(l) hereto, (b) all letters of credit issued in connection with a Loan between July 1, 1999 and the close of business on the Closing Date, and (c) any letter of credit applied for by a Customer (but not yet issued by Seller) as of the Closing Date, each as exists as of the close of business on the Closing Date. To the extent Purchaser shall assume (and the Seller has been released from) any Letter of Credit or Purchaser has issued a replacement letter of credit whether on or after the Closing Date, each as described in Section 12.11(c), the assumed or replaced Letter of Credit shall no longer be deemed a "Letter of Credit" hereunder.

         "Letter of Credit Collateral" shall mean (a) all collateral in which Seller, as issuer of a Letter of Credit, has been granted a lien, security interest or encumbrance, whether pursuant to a pledge, collateral assignment, security agreement, mortgage or otherwise, and (b) any other security for any such Letter of Credit for the benefit of such Seller, including without limitation, any guaranties, subordination agreements, insurance or other credit enhancements and any collateral therefor.

         "Letter of Credit Disbursement" shall mean an amount equal to the sum of (a) the amount drawn under any Letter of Credit in connection with a Request plus (b) all reasonable and customary out-of-pocket charges and expenses which Seller may pay or incur relative to such Request which are chargeable to the Customer under the related Reimbursement Agreement.

         "Lien" shall mean any lien, easement, restrictions, pledge, charge, encumbrance, security interest, mortgage, deed of trust, lease, option or other adverse claim of any kind or description.

         "Loan Value" shall mean, as of any date, the unpaid principal balance of the Loans, plus Accrued Interest thereon, as set forth in Seller's general ledger and, for purposes of Section 3.3, on the Final Loan Schedule, less (a) accrued servicing fees under arrangements with third parties to service such Loans, less (b) Accrued Interest which as of the Closing Date shall be outstanding and unpaid for more than ninety (90) days after it shall have first become due and payable.

         "Loans" shall mean, collectively, the Consumer Bank Loans, the SBA Loans, and the Small Business Bank Loans.

         "Material Adverse Effect" shall mean any circumstance, change in or effect on the Purchased Assets or the Assumed Liabilities that is materially adverse to the business, operation, results of operations or the financial condition of the Business, taken as a whole; provided, however, that "Material Adverse Effect" shall not include any circumstance, change in or effect on the Business directly or indirectly arising out of or attributable to (a) changes in general economic, legal, regulatory or political conditions, (b) changes in prevailing interest rates, (c) changes in GAAP, (d) any actions taken or omitted to be taken pursuant to this Agreement, or (e) the announcement of the transactions contemplated by this Agreement, any similar other agreement entered into in connection with the Merger and relating to the divestiture by Seller, BankBoston, N.A. or any of their Affiliates of certain of their respective assets and liabilities or the Merger Agreement.

         "Mediator" shall mean a nationally recognized accounting firm agreed upon by Seller and Purchaser and if Seller and Purchaser do not promptly agree in the selection of a mediator, then it shall mean the nationally recognized accounting firm selected by their respective independent accounting firms.

         "Merger" shall mean the merger of Fleet and BankBoston pursuant to the terms of the Merger Agreement.

         "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of March 14, 1999 by and between Fleet and BankBoston, as the same may be amended or modified from time to time.

         "Negative Deposits" shall mean overdrafts in Deposit Liability accounts which are not covered by Advance Lines, plus any and all Accrued Interest thereon.

         "Nonperforming" shall mean as of the close of business on the Closing Date any Loan with respect to which any principal or interest shall be due and unpaid by the borrower thereunder for more than one hundred and twenty (120) days prior to the Closing Date.

         "Offering Memorandum" shall mean the Offering Memorandum provided to Purchaser pursuant to the terms of the Confidentiality Agreement and describing the Business.

         "Outstanding Credit Exposure" shall mean, at any time, the aggregate maximum amount available to be drawn or advanced under each Outstanding Credit Obligation, the determination of such maximum amount to assume (a) compliance with all conditions for drawing or advance under the specific Letter of Credit, and (b) no reduction (i) for any amount drawn under any Outstanding Credit Obligation unless such amount is not to be reinstated under the terms of the specific Letter of Credit, or (ii) for any amount not available to be drawn or advanced under the terms of the specific Letter of Credit.

         "Outstanding Credit Obligations" shall mean at any time, those Letters of Credit (a) which have not been replaced or terminated, and (b) as to which Seller has not been released from liability.

         "Permitted Liens" shall mean (a) Liens for taxes, assessments, governmental charges or levies not yet due and payable or which although delinquent can be paid without penalty or are being contested in good faith by appropriate proceedings, (b) Liens resulting from a filing by a lessor as a precautionary filing for a lease, (c) landlords' Liens under the Branch Leases and ATM Lease Agreements, (d) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than ninety (90) days past due or which are being contested in good faith by appropriate proceedings, and (e) any other Liens affecting the Purchased Assets which do not impede the ownership, operation or value of such Purchased Assets in any material respect.

         "Person"  shall  mean  any  individual,   partnership,  joint  venture,
corporation, trust, limited liability company, unincorporated organization, government or other entity.

         "Purchase Price" shall have the meaning specified in Section 3.1.

         "Purchased Assets" shall have the meaning specified in Section 2.1(a).

         "Purchaser" shall have the meaning specified in the preamble.

         "Purchaser  Regulatory  Approvals" shall have the meaning  specified in
Section 7.5(a).

         "Purchaser's Account" shall have the meaning specified in Section 3.2.

         "Purchaser's Letter of Credit" shall mean a standby letter of credit issued by Purchaser in favor of Seller, in substantially the form of Exhibit B hereto, in a face amount equal to the sum of the aggregate maximum amount available to be drawn or advanced under each Letter of Credit as of the Closing Date, the determination of such maximum amount to assume (a) compliance with all conditions for drawing or advance under the specific Letter of Credit and (b) no reduction (i) for any amount drawn or advanced under any Letter of Credit unless such amount is not to be reinstated under the terms of the specific Letter of Credit or (ii) for any amount not available to be drawn or advanced under the terms of the specific Letter of Credit.

         "Quitclaim Deeds" shall have the meaning specified in Section 5.2(a).

         "Real Property" shall mean each parcel of real property owned by Seller on which a Facility is located, and all improvements thereon and other easements and other rights appurtenant thereto, all as more fully described on Schedule 1.1(n) hereto.

         "Real Property Purchase Price" shall mean, with respect to any parcel or parcels of Real Property, the purchase price specified on Schedule 1.1(o) hereto.

         "Regulatory Approvals" shall mean the Seller Regulatory Approvals and the Purchaser Regulatory Approvals.

         "Reimbursement Agreement" shall mean all documents and agreements evidencing, securing or insuring the obligation of a Letter of Credit Customer to repay, or the rights of Seller to recover, sums paid under a Letter of Credit.

         "Release" shall mean releasing,  spilling,  leaking,  pumping, pouring,
emitting,  emptying,  discharging,   ejecting,  escaping,  leaching,  disposing,
seeping, infiltrating, draining or dumping.

         "Request" shall have the meaning specified in Section 12.11(c).

         "Safe Deposit Agreements" shall mean the agreements between Seller and a Customer or Customers relating to safe deposit boxes located in the Branches as of the close of business on the Closing Date.

         "SBA" shall mean the United States Small Business Administration.

         "SBA Consents" shall mean all consents necessary to transfer to Purchaser the SBA Loans.

         "SBA Loans" shall mean (a) the loans listed on Schedule 1.1(p) hereto (exclusive of any reserves for loan losses) and all obligations of Seller to make additional extensions of credit in connection with such loans, as such loans may be increased, decreased, amended, renewed, or extended in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date (included within such loans shall be any Letters of Credit and ISDA Transactions related to such loans), (b) loans originated at the Branches and made in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date, which loans are secured by an SBA guaranty, whether in whole or in part (exclusive of any reserves for loan losses) (included within such loans shall be any Letters of Credit and ISDA Transactions related to such loans), and all obligations of Seller to make additional extensions of credit in connection with such loans, as such loans may be increased, decreased, amended, renewed, or extended in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date and
(c) any application taken at a Branch in the ordinary course of business between the date hereof and the close of business on the Closing Date and pending on the Closing Date for a loan which would be secured by an SBA guaranty, whether in whole or in part; provided, however, that SBA Loans shall not include any loan described in subsections (a) or (b) above if such loan, as of the Closing Date, is (i) subject to a current legal proceeding related to a Customer's inability or refusal to pay such loan, (ii) not current and with respect to which proceedings are pending against the obligor or obligors of such loan under Title 11 of the United States Code or (iii) Nonperforming; and provided, further, that with respect to any such loan, to the extent that as of the Closing Purchaser shall not have received an SBA Consent, such loan shall no longer be deemed an "SBA Loan" hereunder and shall not be included in the Purchased Assets. Each SBA Loan shall include all documents executed or delivered in connection with such loan to the extent such documents are in the loan file relating to such loan, any and all collateral held as security therefor or in which a security interest, Lien or mortgage has been granted and any and all guarantees, insurance and other credit enhancements relating thereto, together with Accrued Interest thereon, all as exists at the close of business on the Closing Date.

         "Seller" shall have the meaning specified in the preamble.

         "Seller  Regulatory  Approvals"  shall have the  meaning  specified  in
Section 6.16.

         "Small Business Bank Assets" shall mean the Small Business Bank Loans and the SBA Loans.

         "Small Business Bank Business" shall mean the Small Business Bank Assets and the Small Business Bank Liabilities.

         "Small Business Bank Deposit Liabilities" shall mean all of Seller's obligations and liabilities relating to (a) the deposit accounts listed on
Schedule 1.1(q) hereto, (b) the deposit accounts which are opened at the Branches between July 1, 1999 and the close of business on the Closing Date by an obligor of a Small Business Bank Loan or an SBA Loan, and (c) the deposit accounts which are opened at the Branches between July 1, 1999 and the close of business on the Closing Date on behalf of a non-borrowing small business customer by a Consumer Bank Employee including, without limitation, all passbook accounts, statement savings accounts, checking, Money Market and NOW accounts, certificates of deposit, and IRA, Keogh Plan and Employee Pension Plan accounts, together with Accrued Interest thereon, all as exists at the close of business on the Closing Date, but excluding any claim or other liability relating to the origination of any such deposit account or the administration of any such deposit account prior to the close of business on the Closing Date.

         "Small Business Bank Liabilities" shall mean any and all liabilities and obligations relating to or arising out of the Small Business Bank Assets, to the extent that such liabilities and obligations arise and accrue after the close of business on the Closing Date, but including any Unfunded Advances under the Loans included therein.

         "Small Business Bank Loans" shall mean (a) the loans listed on Schedule 1.1(r) hereto (exclusive of any reserves for loan losses) and all obligations of Seller to make additional extensions of credit in connection with such loans, as such loans may be increased, decreased, amended, renewed or extended in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date (included within such loans shall be any Letters of Credit and ISDA Transactions related to such loans), (b) loans made to small businesses and originated at the Branches in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date (exclusive of any reserves for loan losses) and all obligations of Seller to make additional extensions of credit in connection with such loans, as such loans may be increased, decreased, amended, renewed or extended in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date (included within such loans shall be any Letters of Credit and ISDA Transactions related to such loans), and
(c) any application taken at a Branch in the ordinary course of business between the date hereof and the Closing Date and pending on the Closing Date for a loan to be made to a small business; provided, however, that Small Business Bank Loans shall not include any loan described in subsections (a) or (b) above if such loan, as of the Closing Date, is (i) subject to a current legal proceeding related to a Customer's inability or refusal to pay such loan, (ii) not current and with respect to which proceedings are pending against the obligor or obligors of such loan under Title 11 of the United States Code or (iii) Nonperforming. Each Small Business Loan shall include all documents executed or delivered in connection with such loan to the extent such documents are in the loan file relating to such loan, and any and all collateral held as security therefor or in which a security interest, Lien or mortgage has been granted and any and all guarantees, insurance and other credit enhancements relating thereto, together with Accrued Interest thereon, all as exists at the close of business on the Closing Date.

         "Sublease  Agreement"  shall  have the  meaning  specified  in  Section
8.3(c).

         "Swap Market Value of the ISDA Transactions" shall be equal to the aggregate of bid-offer spread for each ISDA Transaction, calculated by a nationally recognized securities dealer mutually acceptable to Fleet and Enterprise and calculated as if an Early Termination Event (as defined in the standard form of the ISDA Agreement) has occurred on the Closing Date (as such term is defined in the standard ISDA Agreement); provided, however, that in the event that Fleet and Enterprise are unable to mutually agree upon such securities dealer, then Fleet shall designate a nationally recognized securities dealer, Enterprise shall designate a nationally recognized securities dealer and such securities dealers shall designate a third nationally recognized securities dealer to calculate such aggregate bid-offer spread.

         "Swap Portfolio Adjustment" shall be an amount equal to the Swap Market Value of the ISDA Transactions.

         "Tenant Leases" shall mean leases or subleases between Seller, as lessor, and the tenants, if any, listed on Schedule 1.1(s) hereto.

         "Transfer Date" shall mean the first Business Day following the Closing Date.

         "Transferred Employees" shall mean all Consumer Bank Employees and the Consumer Bank Related Employees who accept offers of employment from Purchaser as contemplated by Section 9.6(a).

         "UCC" shall mean the Uniform Commercial Code in effect in the Commonwealth of Massachusetts.

         "UCC Article 5" shall mean Article 5 of the UCC.

         "UCP 500" shall mean the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500.

         "Unfunded Advance" shall mean an advance requested under a Loan on or prior to the Closing Date pursuant to the terms and provisions of such Loan which Seller is not obligated to fund until following the Closing Date.

         "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, as amended (29 U.S.C. ss.2101, et seq.) and similar state and local laws, regulations and other issuances, including, without limitation, the Massachusetts law on plant closings under General Laws of the Commonwealth of Massachusetts, Chapter 151A.

         Section 1.2. Accounting Terms. All accounting terms not otherwise defined herein shall have the respective meanings assigned to them in accordance with "generally accepted accounting principles" consistently applied as are in effect from time to time in the United States of America ("GAAP").


                                   ARTICLE II

                    PURCHASE AND SALE OF Purchased Assets AND
                ASSIGNMENT AND ASSUMPTION OF ASSUMED LIABILITIES

         Section 2.1.  Purchase and Sale of Assets; No Other Assets Purchased

         (a) Subject to the terms and conditions hereof, including without limitation the assumption by Purchaser of the Assumed Liabilities, as of the close of business on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of Seller's right, title and interest in, to and under certain assets of the Seller as described below (collectively, the "Purchased Assets"):

                  (i)      The Consumer Bank Assets;

                  (ii)     The Small Business Bank Assets;

                  (iii)    All of Seller's  rights with respect to the contracts
                           and   relationships   giving   rise  to  the  Deposit
                           Liabilities;

                  (iv) The Advance Lines and the Negative Deposits, each as of the Closing Date;

                  (v) All insurance premiums paid by Seller to the FDIC which are allocated to insurance coverage for the Deposit Liabilities following the Closing Date, to the extent a proration or adjustment is made with respect thereto pursuant to Section 3.5;

                  (vi) All of Seller's right, title and interest in and to all books and records relating to the Purchased Assets described in the other subsections of this
                           Section 2.1(a) and the Assumed Liabilities, as such books and records may exist and as are held by Seller at the Branches;

                  (vii)    The ISDA Agreements; and

                  (viii) A 100% participation interest in the Letters of Credit as contemplated by Section 12.11.

         (b) Purchaser understands and agrees that it is purchasing only the Purchased Assets (and assuming only the Assumed Liabilities) specified in this Agreement and (i) except as may be expressly provided for in this Agreement, Purchaser has no interest in any other business relationship which Seller or any of its Affiliates has or may have with any Customer or (ii) any other customer of Seller or its Affiliates. Purchaser further understands and agrees that Seller and its Affiliates are retaining any and all rights and claims which any of them may have, including but not limited to indemnification or reimbursement rights, with respect to the Purchased Assets and the Assumed Liabilities, to the extent that such rights or claims relate to the conduct of the business of the Business prior to the Closing.

         Section 2.2.  Assumed Liabilities.

         (a) Subject to the terms and conditions of this Agreement, including without limitation the transfer of the Purchased Assets to Purchaser, on the Closing Date, Purchaser shall assume, and thereafter honor and fully and timely, pay, perform and discharge when due, the following liabilities of Seller and shall perform all duties, responsibilities, and obligations of Seller under the following, to the extent that such liabilities, duties, responsibilities and obligations arise or accrue after close of business on the Closing Date (other than those described in Section 2.2(a)(viii)(A), which shall not be so limited) (collectively, the "Assumed Liabilities"):

                  (i)      The Consumer Bank Liabilities;

                  (ii)     The Small Business Bank Liabilities;

                  (iii) All of Seller's duties and responsibilities relating to the Deposit Liabilities, including without limitation, with respect to: (x) the abandoned property laws of any state; (y) any legal process which is served on Seller on or before the Closing Date with respect to claims against or related to the Deposit Liabilities; or (z) any other applicable law;

                  (iv)     The Assumed Severance Obligations;

                  (v) The Advance Lines and the Negative Deposits, each as of the Closing Date;

                  (vi) Any of Seller's accrued and unpaid expenses related to the operations of the Business to the extent a proration or adjustment is made with respect thereto pursuant to Section 3.5;

                  (vii)    The ISDA Agreements;

                  (viii) Any and all liabilities or obligations of Seller or Fleet or any of their Affiliates under Environmental Laws relating to, resulting from or arising out of:

                           (A) Use or operation of the Real Property or the Facilities (other than Real Property leased to Purchaser pursuant to Section 11.1 hereof) prior to, on or after the Closing Date, or

                           (B) Use or operation of the Real Property or Facilities by the Purchaser on or after the Closing Date,

                           in either case including without limitation (1) the presence of any Hazardous Materials or a release or the threat of a release on, at or from the Real Property or Facilities, (2) investigative, containment, removal, clean up and other remedial actions with respect to a release or the threat of release on, at or from the Real Property or Facilities, or (3) human exposure to any Hazardous Materials or nuisances of whatever kind to the extent the same arise from the condition of the Real Property or Facilities or the ownership, use, operation, sale, transfer or conveyance thereof;

                  (ix) Any and all other liabilities and obligations relating to or arising out of the Purchased Assets or Assumed Liabilities to be performed after the Closing or arising out of the operation of the Facilities or the Real Property from and after the Closing Date, but only to the extent that such liabilities or obligations arise or accrue after the close of business on the Closing Date;

                  (x)      Unfunded Advances under the Loans; and

                  (xi)     The  participation  obligations  as  contemplated  in
                           Section 12.11 relating to the Letters of Credit.

         (b) Except for the Assumed Liabilities and except as otherwise set forth in this Agreement, Purchaser shall not assume or be bound by any duties, responsibilities, obligations or liabilities of any kind or nature, whether known or unknown, whether asserted or unasserted, whether accrued or unaccrued, whether contingent or otherwise.


                                   ARTICLE III

                            PURCHASE PRICE; PAYMENT;
                           SETTLEMENT; TAX ALLOCATION

         Section 3.1. Purchase Price The purchase price for the Purchased Assets shall be an amount computed as follows (the "Purchase Price"):

         (a)  An amount equal to the sum of (i) and (ii) below:

                  (i) An  amount   equal  to  14.125%  of  Deposit   Liabilities
                      transferred to Purchaser as of the close of business on the Closing Date with respect to Branch 2482 (Drum Hill); and

                  (ii)An  amount   equal  to  13.125%  of  Deposit   Liabilities
                      transferred to Purchaser as of the close of business on the Closing Date with respect to Branch 56862 (Billerica); PLUS

         (b) The aggregate of the Real Property Purchase Prices for all of the Real Property; (other than the Real Property leased pursuant to Section 11.1); PLUS

         (c) The aggregate net book value of the Fixed Assets as reflected on the general ledger of Seller as of the close of business on the Closing Date; PLUS

         (d) The Loan Value of the Loans as of the close of business on the Closing Date; PLUS

         (e) The aggregate unpaid principal balance of the Advance Lines and the Negative Deposits, plus Accrued Interest thereon (to the extent such Accrued Interest shall be outstanding and unpaid for ninety (90) days or less prior to the Closing Date), each as set forth on the general ledger of Seller, as of the close of business on the Closing Date, PLUS

         (f) The aggregate net book value of the owned ATMs, as set forth on the general ledger of Seller, as of the close of business on the Closing Date; PLUS

         (g) The aggregate amount of Cash as of the close of business on the Closing Date; PLUS

         (h) (i) The Swap Portfolio Adjustment, if such adjustment is a positive number or (ii) if the Swap Portfolio Adjustment is a negative number, MINUS the absolute value of the Swap Portfolio Adjustment.

         Section 3.2. Payment at Closing. On or prior to the second Business Day immediately preceding the Closing Date, Seller shall deliver to Purchaser the Draft Closing Statement. On the Closing Date, Seller shall pay to Purchaser by wire transfer of immediately available funds to such account as Purchaser shall advise Seller no later than three (3) Business Days prior to the Closing Date ("Purchaser's Account") the amount by which the aggregate balance (including Accrued Interest) of the Deposit Liabilities as of the close of business on the fifth (5th) Business Day preceding the Closing Date exceeds the Estimated Purchase Price (the "Estimated Payment Amount").

         Section 3.3.  Adjustment of Estimated Payment Amount.

         (a) On or before 12:00 noon on the thirtieth (30th) day following the Closing Date, Seller shall deliver to Purchaser a statement (the "Final Closing Statement") setting forth (i) the Purchase Price (including all adjustments and prorations thereto) and each component thereof (including with respect to the Loans a Schedule as of the close of business on the Closing Date of the Loans (the "Final Loan Schedule")) and (ii) the amount of Deposit Liabilities (including Accrued Interest thereon) transferred to Purchaser as of the close of business on the Closing Date. Seller shall make available to Purchaser and/or its representatives such work papers, schedules and other supporting data as may be reasonably requested by Purchaser to enable Purchaser to verify such determinations. Such statement shall also set forth the amount (the "Adjusted Payment Amount") by which the aggregate balance of the Deposit Liabilities (including Accrued Interest thereon) transferred to Purchaser exceeded the Purchase Price (including all adjustments and prorations thereto) calculated as of the close of business on the Closing Date.

         (b) On or before 12:00 noon on the sixtieth (60th) day following the Closing Date (the "Final Settlement Date"), Seller shall pay to Purchaser by wire transfer of immediately available funds to Purchaser's Account, an amount equal to the excess of the Adjusted Payment Amount over the Estimated Payment Amount, plus interest calculated using the Federal Funds Rate on such excess amount from the Closing Date to but excluding the payment date, or, if the Estimated Payment Amount exceeds the Adjusted Payment Amount, Purchaser shall pay to Seller by wire transfer of immediately available funds to such account as Seller shall advise Purchaser, an amount equal to such excess, plus interest thereon calculated using the Federal Funds Rate from the Closing Date to but excluding the payment date. Any payment or refund pursuant to this Section 3.3(b) shall be treated, for all purposes, as an adjustment to the Purchase Price.

         (c) Notwithstanding the provisions of Section 3.3(b) above, if Purchaser disagrees with the Final Closing Statement, then Purchaser shall contact Seller and Purchaser and Seller shall cooperate in good faith to resolve the matters in dispute. Interest shall accrue on the unpaid amount in dispute from the Final Settlement Date to but excluding the date of payment at the Federal Funds Rate. If the parties are unable to agree on the Final Closing Statement within thirty (30) days of Purchaser's notice to Seller of its disagreement with the Final Closing Statement, then Purchaser and Seller may submit the matter to the Mediator, who shall determine all disputed portions of the Final Closing Statement, provided however that the aggregate amount in dispute must equal at least two hundred and fifty thousand dollars ($250,000). The Mediator's fees and expenses shall be paid by the party who fails to prevail in the mediation, but if the Mediator does not agree with either party's position the parties shall each pay one-half of the fees and expenses of the Mediator. The Final Closing Statement, as agreed upon by the parties and/or determined through the process prescribed by this Section 3.3(c), shall be final and binding upon the parties.

         Section 3.4.  Allocation of Purchase Price.

         (a) Purchaser and Seller agree that, upon final determination of the Purchase Price, the Purchase Price shall be allocated to the Purchased Assets in accordance with Schedule 3.4(a) hereto.

         (b) Purchaser and Seller shall report the transaction contemplated by this Agreement (including income tax reporting requirements imposed pursuant to Section 1060 of the Code) in accordance with the allocation specified on
Schedule 3.4(a) hereto. In the event any party hereto receives notice of a tax audit with respect to the allocation of the Purchase Price specified herein, such party shall immediately notify the other party in writing as to the date and subject of such audit.

         (c) If any federal, state or local tax return report or filing by Purchaser or Seller relating to the transactions contemplated hereby and filed on the basis of the allocation set forth on Schedule 3.4(a) hereto, is challenged by the taxing authority with which such return, report or filing was filed, the filing party shall assert and maintain in good faith the validity and correctness of such allocation during the audit thereof until the issuance by the taxing authority of a "30 Day Letter", or a determination of liability equivalent thereto, to such party, whereupon such party shall, in its sole discretion, have the right to pay, compromise, settle, dispute or otherwise deal with its alleged tax liability. If such a tax return, report or filing is challenged as herein described, the party filing such return, report or filing shall timely keep the other party apprised of its decisions and the current status and progress of all administrative and judicial proceedings, if any, that are undertaken at the election of the filing party.

         (d) If either party (including permitted successors and assigns thereof) to this Agreement defaults under this Section 3.4, it shall pay as damages to the other party, so long as such other party is not in default under this Section 3.4, an amount which, after reduction for all income or gain taxes, including without limitation interest and penalties, which would be incurred

(calculated at the highest marginal rate applicable in the relevant jurisdictions) as a result of receiving said amount, is equal to the result (but not less than zero) of subtracting the amount in (ii) below from the amount in
(i) below:

                  (i) The total amount of income or gains taxes (including interest and penalties calculated at the highest marginal rate applicable in the relevant jurisdictions) to all jurisdictions imposing such taxes upon the non-defaulting party with respect to the transactions contemplated hereby; and

                  (ii) The total amount of income or gains taxes which would have been incurred (including interest and penalties calculated at the highest marginal rate applicable in the relevant jurisdictions) to all jurisdictions imposing such taxes upon the non-defaulting party with respect to the transactions contemplated hereby, if such taxing jurisdictions had accepted the allocations specified in Schedule 3.4(a) hereto.

         Section 3.5.  Proration; Other Closing Date Adjustments.

         (a) Except as otherwise specifically provided in this Agreement, it is the intention of the parties that Seller will operate the Facilities for its own account and own the Loans and other Purchased Assets (and all rights associated therewith) until the close of business on the Closing Date, and that Purchaser shall operate the Facilities, own the Loans and other Purchased Assets and assume the Deposit Liabilities and other Assumed Liabilities (and all rights associated therewith) for its own account from and after the close of business on the Closing Date. Thus, except as otherwise specifically provided in this Agreement, items of income and expense shall be prorated as of the close of business on the Closing Date, and shall be settled between Seller and Purchaser as of the Closing Date, whether or not such adjustment would normally be made as of such time. Items of proration will be handled as an adjustment to the Purchase Price and not as adjustments to the Estimated Payment Amount, unless otherwise agreed by the parties hereto.

         (b) For purposes of this Agreement, items of proration and other adjustments shall include, without limitation: (i) amounts prepaid and unused for safe deposit rentals; (ii) rental and other payments under the Branch Leases, ATM Lease Agreements and Tenant Leases, including security deposits;
(iii) sales, real estate and use taxes (other than such sales, real estate and use taxes that arise as a result of the transactions contemplated by this Agreement which shall be paid by Purchaser or by Seller in accordance with
Section 4.1 hereof); (iv) insurance premiums paid or payable to the FDIC attributable to insurance coverage for the Deposit Liabilities for the period from and after the Closing Date; (v) fees for customary annual or periodic licenses or permits; (vi) water, sewer, fuel and utility charges; and (vii) other prepaid items of income and expense, in each case as of the close of business on the Closing Date; provided that items of proration and other adjustments shall not include commitment and other fees paid in advance by Customers with respect to Loans, Letters of Credit and ISDA Agreements. Notwithstanding the foregoing, if accurate arrangements cannot be made as of the Closing Date for any of the foregoing items of proration, the parties shall apportion the charges for the foregoing items on the basis of the bill therefor for the most recent billing period prior to the Closing Date.


                                   ARTICLE IV

                                      TAXES

         Section 4.1. Sales, Transfer and Use Taxes. Except as otherwise provided in this Agreement, any sales, transfer, use or similar taxes, including but not limited to all transfer taxes required in connection with the transfer of the Real Property to Purchaser, which are payable or arise as a result of this Agreement or the consummation of the transactions contemplated hereby, shall be paid by Purchaser on the Closing Date.

         Section 4.2. Information Reports. Purchaser and Seller shall each provide to the IRS on a timely basis and otherwise as required by law Forms 1099INT, 1099R, W-2P, 5498 and any other required forms and reports with respect to each Deposit Liability concerning interest paid on, or contributions to and distributions from, the Deposit Liability accounts, as appropriate, for the periods during which Purchaser and Seller, respectively, administered such accounts, including without limitation, any information required by the IRS pursuant to any request for back-up withholding and taxpayer identification number certification records and documents. Seller shall make such reports for interest paid or credited to Customers through and including the Closing Date and Purchaser shall make such reports after the Closing Date.


                                    ARTICLE V

                                     CLOSING

         Section 5.1.  Closing Date.

         (a) Upon the terms and subject to the conditions of this Agreement, the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Edwards & Angell, LLP, 101 Federal Street, 23rd Floor, Boston, Massachusetts 02110 at 10:00 a.m. (which Closing shall be effective as of the close of business on the Closing Date) on a date mutually agreed upon by Purchaser and Seller following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article XIII hereof (other than obligations to be performed at the Closing); provided, however, that the Closing Date shall be no later than sixty (60) days following the final conversion of data from Seller's and its Affiliates' data processing systems to Sovereign Bank's data processing systems; and provided further, however, that in no event (regardless of when the final conversion of data from Seller's and its Affiliates' data processing systems to Sovereign Bank's data processing systems occurs) shall the Closing Date be later than August 30, 2000 (the day on which the Closing takes place being the "Closing Date").

         (b) It is anticipated that the Transfer Date shall coincide with the conversion of Seller's account information as to the Deposit Liabilities and the Loans onto Purchaser's data processing system. Seller and Purchaser shall each use their commercially reasonable efforts to take such actions, and Seller and Purchaser shall cooperate with each other, to ensure that such conversion is completed on the Transfer Date. However, notwithstanding the foregoing, in the event of an extraordinary data processing occurrence on or prior to the Transfer Date which prevents such conversion, then at either party's option (i) the Closing may be postponed (but not to a date that would be beyond the date required under Section 5.1(a), unless Purchaser otherwise consents in writing), or (ii) the Closing shall take place and Seller and its Affiliates shall assist Purchaser in servicing the Deposit Liabilities and the Loans upon such terms and for such fees as are customarily charged by unaffiliated third party processors for such arrangements, including but not limited to, any out-of-pocket costs incurred by Seller or its Affiliates as a result of Seller or its Affiliates providing such service. In the event of a Closing pursuant to clause (ii) above, the parties shall negotiate in good faith one or more interim servicing agreements for the Deposit Liabilities and Loans.

         Section 5.2. Seller's Deliveries. On or before the Closing Date, Seller shall deliver to Purchaser, duly executed and acknowledged where required:

         (a) Deeds for the Real Property in substantially the form of Exhibit C hereto, pursuant to which the Real Property (other than Real Property leased pursuant to Section 11.1 hereof) shall be transferred to Purchaser "AS IS", "WHERE IS" and with all faults but with the benefit of any statutory quitclaim covenants (the "Quitclaim Deeds");

         (b) A bill of sale for the Purchased Assets in substantially the form of Exhibit D hereto, pursuant to which the Purchased Assets (other than the Real Property) shall be transferred to Purchaser "AS IS", "WHERE IS" and with all faults;

         (c) An assignment and assumption agreement with respect to the Assumed Liabilities in substantially the form of Exhibit E hereto (the "Assignment and Assumption Agreement");

         (d)  To  the  extent   applicable,   lease  assignment  and  assumption
agreements with respect to each of the Branch Leases and ATM Lease Agreements in substantially the form of Exhibit F hereto (the "Lease Assignments");

         (e) To the extent applicable, subject to the provisions of Section 8.3, such consents of landlords under the Branch Leases and ATM Lease Agreements as shall be required pursuant to the terms of such Branch Leases and ATM Lease Agreements to the assignment of the Branch Leases and ATM Lease Agreements to Purchaser and to the release of Seller from liability thereunder (the "Landlord Consents");

         (f) An Officer's Certificate in substantially the form of Exhibit G hereto;

         (g) An opinion of counsel of Seller and Fleet (which opinion may be from in-house counsel), dated the Closing Date, in form and substance reasonably satisfactory to Purchaser to the effect that: (i) each of Seller and Fleet is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, with full corporate power and authority to enter into and perform its obligations under this Agreement; and (ii) this Agreement has been duly and validly authorized, executed and delivered by each of Seller and Fleet and (assuming due authorization, execution and delivery by Purchaser and Enterprise) is a legal, valid and binding obligation of each of Seller and Fleet, enforceable against each of Seller and Fleet in accordance with its terms, except as enforcement may be limited by receivership, conservatorship, and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditor's rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies;

         (h)  The Draft Closing Statement;

         (i) The resignation of Seller as trustee or custodian, as applicable, with respect to each IRA, Keogh Plan or Employee Pension Plan deposit account included in the Deposit Liabilities and the designation of Purchaser as successor trustee or custodian with respect thereto;

         (j) A limited power of attorney granting Purchaser the authority to execute certain documents on behalf of Seller in substantially the form of Exhibit H hereto;

         (k) The FIRPTA Affidavits;

         (l) To the extent applicable, the Collateral Agency Agreement and the Collateral Assignment Instruments;

         (m) Physical possession of all Purchased Assets as are capable of physical delivery;

         (n) Possession of all loan files held in the Facilities and collateral in the custody of Seller relating to the Loans; and

         (o) Such other documents as are necessary to effect the transactions contemplated hereby as Purchaser shall reasonably request.

         Section 5.3. Purchaser's Deliveries. On or before the Closing Date, Purchaser shall deliver to Seller:

         (a)  The Assignment and Assumption Agreement;

         (b) Purchaser's acceptance of its appointment as of the close of business on the Closing Date as successor trustee or custodian, as applicable, of the IRA, Keogh Plan and Employee Pension Plan deposit accounts included in the Deposit Liabilities and its assumption of the fiduciary obligations of the trustee or custodian with respect thereto;

         (c) To the extent applicable, the Lease Assignments and such other instruments and documents as any landlord under a Branch Lease or ATM Lease Agreement may reasonably require as necessary or desirable for providing for the assumption by Purchaser of such Branch Lease or ATM Lease Agreement, as applicable, each such instrument and document in the form and substance reasonably satisfactory to the parties hereto and dated as of the Closing Date;

         (d) An Officer's Certificate in substantially the form of Exhibit I hereto;

         (e) An opinion of counsel of Purchaser and Enterprise, dated the Closing Date, in the form and substance reasonably satisfactory to Seller, to the effect that (i) each of Purchaser and Enterprise is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, with full corporate power and authority to enter into and perform its obligations under this Agreement; and (ii) this Agreement has been duly and validly authorized, executed and delivered by each of Purchaser and Enterprise, and (assuming due authorization, execution and delivery by Seller and Fleet) is a legal, valid and binding obligation of each of Purchaser and Enterprise, enforceable against Purchaser and Enterprise in accordance with its terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies of the waiver of rights or remedies;

         (f) To the extent applicable, the Purchaser's Letter of Credit;

         (g) To the extent applicable, the Collateral Agency Agreement and the Collateral Assignment Instruments;

         (h)  The SBA Consents; and

         (i) Such other documents as are necessary to effect the transactions contemplated hereby as Seller shall reasonably request.


                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as follows:

         Section 6.1. Organization. Seller is a national bank duly organized, validly existing and in good standing under the laws of the United States. Fleet is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island.

         Section 6.2. Authority. Seller and Fleet each have the power and authority to enter into and perform this Agreement and any other documents executed pursuant hereto. This Agreement and any other documents or instruments executed pursuant hereto and the execution, delivery and performance hereof and thereof have been duly authorized and approved by all necessary corporate action on the part of Seller and Fleet, and this Agreement and the instruments and documents executed pursuant hereto constitutes, or when executed will constitute, the valid and binding obligations of each of Seller and Fleet, enforceable against each of Seller and Fleet in accordance with its terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

         Section 6.3. Non-Contravention. The execution and delivery of this Agreement and the instruments and documents executed pursuant hereto by Seller do not and, subject to the receipt of all Regulatory Approvals, the consummation of the transactions contemplated by this Agreement will not constitute (a) a material breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license of Seller or to which Seller is subject, which breach, violation, or default would have a Material Adverse Effect or (b) a breach or violation of or a default under the articles of association or bylaws of Seller or Fleet.

         Section 6.4. Compliance with Law. To the Knowledge of Seller, the business and operations of the Business are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, other than those laws, rules and regulations of governmental authorities the penalty or liability for the violation of which, if imposed or asserted, would not have a Material Adverse Effect.

         Section 6.5. Legal Proceedings. There are no actions, suits, or proceedings, whether civil, criminal or administrative, pending as of the date of the Agreement or, to the Knowledge of Seller, threatened as of the date of the Agreement against or affecting Seller, which would reasonably be expected to have a Material Adverse Effect.

         Section 6.6.  Tenants; Branch Leases.

         (a) Except for the tenants listed on Schedule 1.1(s) hereto, there are no tenants or, to the Knowledge of Seller, other occupants of the Facilities owned by Seller.

         (b) Except as set forth in Schedule 6.6(b) hereto, each of the Branch Leases and ATM Lease Agreements is in full force and effect, and to the Knowledge of Seller, Seller is not in default under any of its obligations thereunder, except for such defaults which would not have a Material Adverse Effect.

         Section 6.7.  Title to Purchased Assets.

         (a) Seller is the lawful owner of each of the Purchased Assets (other than the Real Property), free and clear of all Liens other than Permitted Liens and, except for consents required to transfer the Purchased Assets, Seller has the right to sell, convey, transfer, assign and deliver to Purchaser all of the Purchased Assets.

         (b) A Seller or an Affiliate thereof is the lawful owner of the Real Property as shown on the title commitments related to such Real Property previously delivered to Purchaser.

         Section 6.8. Loans. (a)(i) Each Loan represents the legal, valid and binding obligation of the related borrower, enforceable by the holder thereof in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights generally.

         (ii) Each Loan (A) was originated or purchased by Seller, (B) to the extent secured is secured by a valid and enforceable Lien in the collateral therefor, which Lien is assignable, and (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for practical realization against any collateral therefor.

         (iii) Each Loan complied at the time the Loan was originated in all material respects with all applicable requirements of applicable federal, state, and local laws, and regulations thereunder.

         (b) Except as set forth in Section 6.8(a)(i), (ii) and (iii) above, neither Seller nor Fleet makes any representation or warranty of any kind to Purchaser relating to the Loans and neither Seller nor Fleet shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency, value or collectibility of the Loans or any document, instrument or agreement in the loan file, including, without limitation, documents granting Seller a security interest in any collateral relating to a Loan, (ii) any representation, warranty or statement made by an obligor or other party in or in connection with any Loan, (iii) the financial condition or creditworthiness of any primary or secondary obligor under any Loan or any guarantor or surety or other obligor thereof, (iv) the performance by the obligor or compliance with any of the terms or provisions of any of the documents, instruments and agreements relating to any Loan, (v) inspecting any of the property, books or records of any obligor, or (vi) any of the warranties set forth in Section 3-417 of the UCC.

         Section 6.9. No Broker. Other than Credit Suisse First Boston Corporation and Keefe Bruyette & Woods (each of whose fees and expenses will be paid solely by Fleet), no broker or finder, or other party or agent performing similar functions, has been retained by Seller or its Affiliates or is entitled to be paid based on any arrangements, agreements or understandings made by Seller or its Affiliates in connection with the transactions contemplated hereby, and no brokerage fee or other commission has been agreed to be paid by Seller or its Affiliates on account of such transactions.

         Section 6.10. Assumed Deposit Liabilities. The Deposit Liabilities are insured by the FDIC through the Bank Insurance Fund or the Savings Association Insurance Fund to the extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Seller.

         Section 6.11. No Assessable Improvements. To the Knowledge of Seller, no material assessments for public improvements have been made against the Real Property or the Facilities which remain unpaid.

         Section 6.12. No Adverse Notices. No notices or citations of any applicable private restrictions or of the violation of any zoning regulation or other law, rule, regulation or directive of any governmental authority or authorities having jurisdiction relating to the Real Property or the Facilities or any part thereof have been received by Seller relating to any material matter affecting the Real Property or the Facilities. No notices have been issued and served upon the Seller or upon the Real Property or the Facilities from or by any constituted authority concerning the making of any required material alterations, repairs or corrections of any condition or act affecting the Real Property or the Facilities which remain uncomplied with or unpaid.

         Section 6.13. No Change in Assessment. To the Knowledge of Seller, Seller has not received any notice or order from any governmental authority with respect to any proposed change in valuation of the Real Property or the Facilities for real estate tax purposes from that assessed for the current assessment period.

         Section 6.14. Licenses and Permits. Seller has all material licenses, permits, easements and rights of way, including proof of dedication, building permits, certificates of occupancy and occupancy permits which are required from any governmental authority having jurisdiction over the Real Property and the Facilities (other than permits or authorizations required pursuant to Environmental Laws) or from private parties as necessary to make use of the Real Property and the Facilities and in order to insure adequate vehicular and pedestrian ingress and egress to the Real Property and the Facilities, except where the failure to hold such licenses, permits, easements and rights of way would not result in a Material Adverse Effect.

         Section 6.15. No Condemnation. To the Knowledge of Seller, there are no condemnation proceedings or other proceedings in the nature of eminent domain with respect to the Real Property or the Facilities.

         Section 6.16.  Regulatory Matters.

         (a) The execution, delivery and performance of this Agreement and the other agreements to be entered into in connection herewith by Fleet and Seller do not and will not require any consent, approval, authorization or other order of, action by, filing or registration with or notification to any governmental authority except as set forth on Schedule 6.16 hereto ("Seller Regulatory Approvals").

         (b) There are no pending, or to the Knowledge of Seller, threatened disputes or controversies between Seller or Fleet and any federal, state or local governmental authority, including without limitation with respect to capital requirements or year 2000 readiness that (i) would reasonably be expected to prevent or materially delay Seller or Fleet from being able to perform their respective obligations under this Agreement or (ii) would reasonably be expected to impair the validity or consummation of this Agreement or the transactions contemplated hereby. Neither Seller nor Fleet has received any indication from any federal, state or other governmental authority that such governmental authority would oppose or refuse to grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby.

         Section 6.17. Interim Operations. From May 30, 1999 through the date hereof, other than in connection with the transactions contemplated by this Agreement or any similar agreement relating to the divestiture of assets in connection with the Merger and other than in connection with the transactions contemplated by the Merger Agreement, Seller has conducted the Business in the usual, regular and ordinary course consistent with past practices.

         Section 6.18. Limitations on and Disclaimer of Representations and Warranties and Purchaser's Release in Connection Therewith. Except as otherwise addressed in this Article VI, notwithstanding anything to the contrary contained herein or in any other document or agreement delivered in connection herewith:

         (a) Neither Seller nor Fleet make any representations or warranties, express or implied, as to the physical condition of the Fixed Assets, all of which are being sold "AS IS", "WHERE IS", without recourse and with all faults at the Closing Date.

         (b) Neither Seller nor Fleet makes any representations or warranty, express or implied, of any type or nature with respect to the physical condition of the Facilities or Real Property which are being sold "AS IS, "WHERE IS" without recourse and with all faults, without any obligation on the part of Seller. Except as otherwise expressly set forth in this Agreement, by closing this transaction, Purchaser hereby releases and agrees to hold harmless Seller and Fleet and waives any claims which Purchaser may now or hereafter have against Seller or Fleet relating to the physical condition of the Facilities or the Real Property from and after the Closing, including without limitation with respect to claims under Environmental Laws or with respect to the presence of Hazardous Materials or with respect to claims under the ADA.

         (c) Neither Seller nor Fleet makes any representations or warranties to Purchaser as to whether, or the length of time during which, any accounts relating to Deposit Liabilities will be maintained by the owners of such Deposit Liabilities at the Branches after the Transfer Date.

         (d) Except as specifically provided for in this Agreement, Seller and Fleet disclaim and make no representations or warranties whatsoever with respect to the Business, Purchased Assets or Assumed Liabilities, express or implied, including, without limitation, any representations or warranties with respect to merchantability, fitness, title, enforceability, collectibility, documentation or freedom from Liens (in whole or in part) and disclaim any liability and responsibility for any negligent representation, warranty, statement or information otherwise made or communicated, by oversight or information otherwise made or communicated, by oversight or otherwise (orally or in writing), to Purchaser in connection with the transactions contemplated hereby (including without limitation, any opinion, information, projection, statement or advice contained in the Offering Memorandum or which may have been provided to Purchaser by any employee, officer, agent, stockholder or other representative of Seller, Fleet or their Affiliates in connection with the transactions contemplated hereby).

                                   ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND
                                   ENTERPRISE

         Purchaser and Enterprise represent and warrant to Seller as follows:

         Section 7.1. Organization. Purchaser is a trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Enterprise is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

         Section 7.2. Authority. Each of Purchaser and Enterprise has the power and authority to enter into and perform this Agreement and any instruments or other documents executed pursuant hereto. This Agreement and any instruments or other documents executed pursuant hereto, and the execution, delivery and performance hereof and thereof have been duly authorized and approved by all necessary corporate action on the part of each of Purchaser and Enterprise, and this Agreement constitutes a valid and binding obligation of each of Purchaser and Enterprise, enforceable against each of Purchaser and Enterprise in accordance with its terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

         Section 7.3. Non-Contravention. The execution and delivery of this Agreement and any instruments or other documents executed pursuant hereto by Purchaser do not and, subject to the receipt of all Regulatory Approvals, the consummation of the transactions contemplated by this Agreement, will not constitute (a) a material breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license of Purchaser or Enterprise or to which either is subject, which breach, violation or default would prevent or materially delay Purchaser or Enterprise from being able to perform their respective obligations under this Agreement in all material respects, or (b) a breach or violation of or a default under the charter or bylaws of Purchaser or Enterprise or any material contract or other instrument to which either of them is a party or by which either of them is bound which breach, violation or default would prevent Purchaser or Enterprise from performing its obligations under this Agreement in all material respects.

         Section 7.4. Legal Proceedings. There are no actions, suits, or proceedings, whether civil, criminal or administrative, pending or, to the knowledge of Purchaser or Enterprise threatened against or affecting Purchaser or Enterprise which could prevent or materially delay

Purchaser or Enterprise from performing its obligations under this Agreement in all material respects.

         Section 7.5.  Consents and Other Regulatory Matters.

         (a) The execution, delivery and performance of this Agreement and the other agreements to be entered into in connection herewith by Purchaser and Enterprise do not and will not require any consent, approval, authorization or other order of, action by, filing or registration with or notification to (i) any governmental authority except as set forth on Schedule 7.5(a) hereto ("Purchaser Regulatory Approvals") or (ii) any other party (other than with respect to any SBA Consents).

         (b) There are no pending, or to the knowledge of Purchaser, threatened disputes or controversies between Purchaser or Enterprise and any federal, state or local governmental authority, including without limitation with respect to capital requirements or year 2000 readiness that (i) would reasonably be expected to prevent or materially delay Purchaser or Enterprise from being able to perform its obligations under this Agreement or (ii) would reasonably be expected to impair the validity or consummation of this Agreement or the transactions contemplated hereby. Neither Purchaser nor Enterprise has received any indication from any federal, state or other governmental authority that such governmental authority would oppose or refuse to grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby. Purchaser believes that it can satisfy all capital and other regulatory requirements necessary to obtain all Purchaser Regulatory Approvals.

         (c) The deposits of Purchaser are insured by the FDIC in accordance with the FDIA, and Purchaser has paid all assessments and has filed all reports required to be filed by it by the FDIC.

         (d) As of the date hereof, without giving effect to the transactions contemplated hereby, and following the transactions contemplated hereby, Purchaser is (i) at least "adequately capitalized", as defined in the FDIA, and
(ii) meets all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over Purchaser, including without limitation, any such higher requirement, standard or ratio as applies to institutions engaging in the acquisition of insured institution deposits, assets or branches, and no such regulator is likely to, or has indicated that it will, condition any of the Purchaser Regulatory Approvals upon an increase in Purchaser's capital or compliance with any capital requirement, standard or ratio.

         (e) To the knowledge of Purchaser, it will not be required to divest any of the Purchased Assets or Assumed Liabilities or any other asset or liability as a condition to the receipt of any of the Purchaser Regulatory Approvals.

         (f) Purchaser was rated "Satisfactory" or "Outstanding" following its most recent CRA examination by the regulatory agency responsible for its supervision. Purchaser has received no notice of and has no knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

         Section 7.6. WARN Act. Purchaser is not planning or contemplating, and has not made or taken, any decisions or actions concerning the Transferred Employees after the Closing that would require the service of notice under the WARN Act.

         Section 7.7. Capital Available. Purchaser or Enterprise has sufficient capital to support the acquisition of the Business and to perform Purchaser's other obligations hereunder and under any of the other documents executed in connection herewith; provided, however that Purchaser's or Enterprise's obligation to purchase the Purchased Assets and to assume the Assumed Liabilities and to perform Purchaser's other obligations hereunder is not conditioned on raising any equity capital, obtaining specific financing thereof, obtaining the consent of any lender or any other matter.

         Section 7.8. No Broker. No broker or finder, or any other party or agent performing similar functions, has been retained by Purchaser or its Affiliates or is entitled to be paid based on any arrangements, agreements or understandings made by Purchaser or its Affiliates in connection with the transactions contemplated hereby and no brokerage fee or other commission has been agreed to be paid by Purchaser or its Affiliates on account of such transactions.


                                  ARTICLE VIII

                               COVENANTS OF SELLER

         Seller covenants and agrees with Purchaser as follows:

         Section 8.1.  Conduct of the Business.

         (a) From the date hereof through the Closing Date, Seller shall (i) conduct its business relating to the Purchased Assets and Assumed Liabilities in the usual, regular and ordinary course consistent with past practice, (ii) not grant any salary or wage increase to any existing employee or agree to any base salary or wage level with any new employee, other than grants or agreements made in the ordinary course of business consistent with past practice, (iii) use commercially reasonable efforts to maintain and preserve intact its relationships generally with its Consumer Bank Employees and Customers, and (iv) take no action which would adversely affect or delay the ability of any party hereto to obtain any Regulatory Approval or to perform its covenants and agreements under this Agreement; provided, however that Seller shall be under no obligation to advertise or promote new or substantially new customer services in the principal market area of, or for the benefit of, the Business.

         (b) Without limitation of the foregoing, from the date hereof through the Closing Date Seller shall not:

                  (i) Solicit, encourage or induce a Customer to transfer, before the Closing Date, such Customer's business to a branch other than a Branch or otherwise to transfer such Customer's business such that it will not constitute part of the Business;

                  (ii) With respect to the Loans, other than in the usual, regular and ordinary course consistent with past practice, amend the terms of any Loan to reduce the interest rate applicable to such Loan to a rate that is below the market rate of interest for similar loans with the same credit rating that are originated by Seller for its own portfolio at the time of such amendment, if such amendment would, in the aggregate, result in a change in the characteristics of such portfolio of Loans that would have a material adverse effect on the Loan Value of the Loans, taken as a whole; or

                  (iii) With respect to the Deposit Liabilities other than in the usual, regular and ordinary course consistent with past practice, (A) solicit, encourage or induce a depositor to transfer any Deposit Liability to a branch other than a Branch, or (B) offer deposit accounts at a Branch at interest rates or on other terms which are different than those offered by Seller at any branch other than a Branch if such actions described in subsections (A) and (B), would, in the aggregate, have a Material Adverse Effect.

         Section 8.2. Regulatory Approvals. Seller shall use its commercially reasonable efforts to assist Purchaser in obtaining the Purchaser Regulatory Approvals. Seller shall provide Purchaser or the appropriate governmental authorities with all information reasonably required to be submitted by Seller in connection with the Purchaser Regulatory Approvals.

         Section 8.3.  Branch and ATM Consents; Other Facilities Consents.

         (a) Seller shall use its commercially reasonable efforts (which shall not require Seller or its Affiliates to pay any money or other consideration to any Person or to initiate any claim or proceeding against any Person) to cause every landlord of a Branch Lease or ATM Lease Agreement, the consent of which is required under the terms of the applicable Branch Lease or ATM Lease Agreement to the assignment of such Branch Lease or ATM Lease Agreement to Purchaser, to execute in favor of Purchaser a Landlord Consent.

         (b) Notwithstanding anything to the contrary contained in this Agreement, Seller's failure to obtain a Landlord Consent from a landlord under a Branch Lease or ATM Lease Agreement after using such commercially reasonable efforts to obtain the same shall not entitle Purchaser to terminate this Agreement and Purchaser shall remain obligated to perform all of its obligations hereunder with respect to the applicable Branch or ATM location, including without limitation, the assumption of the Deposit Liabilities relating thereto and the payment of the full Purchase Price without any reduction or adjustment, but excluding only the Purchaser's obligation to assume such Branch Lease or ATM Lease Agreement.

         (c) If, despite Seller's commercially reasonable efforts, a Landlord Consent to assignment of a Branch Lease or ATM Lease Agreement cannot be obtained, or cannot be obtained without the payment of an assignment fee or similar lump sum or rent increase, Seller shall, if permitted without the consent of the Landlord under the Branch Lease or ATM Lease Agreement, sublease the Branch or ATM location to Purchaser pursuant to a sublease agreement which shall be for the remainder of the existing term of the Branch Lease or ATM Lease Agreement, as applicable, and which shall provide for Purchaser to perform all of the obligations of Seller under such Branch Lease or ATM Lease Agreement and which otherwise shall contain mutually agreeable terms (a "Sublease Agreement").

         (d) If despite its commercially reasonable efforts (which shall not require Seller or its Affiliates to pay any money or other consideration to any Person or to initiate any claim or proceeding against any Person) Seller shall be unable to deliver (i) a Landlord Consent with respect to a Branch Lease or ATM Lease Agreement or (ii) a Sublease Agreement, Seller shall make available to Purchaser the space necessary for the operations of the applicable Branch or ATM pursuant to a Use and Occupancy Agreement substantially in the form of Exhibit J hereto.

         (e) Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset, contract, Deposit Liability or other Assumed Liability, or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the rights of any Seller thereunder or be contrary to applicable law. If any such consent or approval is not obtained, Seller will use its commercially reasonable efforts (which shall not require Seller or its Affiliates to pay any money or other consideration to any Person or to initiate any claim or proceeding against any Person) to secure an arrangement reasonably satisfactory to Purchaser insuring that Purchaser will receive the benefits under the agreement for which such consent is being sought following the Closing; provided, however, that Seller shall have no obligation to obtain such consent or approval or to provide such an alternative arrangement other than the undertaking to use commercially reasonable efforts to obtain the same as set forth in this Section 8.3 and Purchaser shall remain obligated to close the transactions contemplated herein, subject to the other provisions hereof, and shall have no remedy for Seller's failure to obtain any such consent or approval or to provide any such alternative arrangement.

         Section 8.4. Nonsolicitation. For a period of two (2) years following the Closing Date, Seller shall not use any list of Customers as a means to offer the same or similar products and services of the Business to any Customer as was provided to such Customer by the Business immediately prior to the Closing Date. Notwithstanding the foregoing sentence, Seller and its Affiliates shall be permitted to (a) engage in advertising, solicitations or marketing campaigns, programs or other efforts not primarily directed to or targeted at the Customers, including without limitation such campaigns, programs or efforts in connection with lending, deposit, safe deposit, trust or other financial services relationships with such Customers, (b) engage in other lending, deposit, safe deposit, trust or other financial services relationships, (c) respond to unsolicited inquiries, and (d) provide notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

         Section 8.5.  Nonsolicitation of Purchaser's Employees.

         (a) In consideration of the consummation of the transactions contemplated hereby, Seller agrees that, for a period of two (2) years following the Closing Date, it shall not, directly or indirectly, solicit for employment, retain as an independent contractor or consultant, induce to terminate employment with Purchaser or otherwise interfere with Purchaser's employment relationship with any Transferred Employee; provided, however, that this Section
8.5 shall not apply (i) if any such employee has been terminated by Purchaser or any of its Affiliates for any reason or (ii) if such employee is hired by Seller or any of its Affiliates as a result of a general solicitation for employment in newspaper advertisements or other periodicals of general circulation not specifically targeted to employees of Purchaser.

         (b) For a period of two (2) years following the Closing Date, Seller shall notify Purchaser in writing, within thirty (30) days of the date of hire, of Seller's hiring of any then current employee of Purchaser or its Affiliates.


                                   ARTICLE IX

                           COVENANTS OF PURCHASER AND
                                   ENTERPRISE

         Purchaser and Enterprise covenant and agree with Seller as follows:

         Section 9.1.  Regulatory Approvals and Standards

         (a) Purchaser will use its commercially reasonable efforts to obtain as expeditiously as possible the Purchaser Regulatory Approvals and SBA Consents and will file within sixty (60) days after the execution of this Agreement all necessary applications of Purchaser to obtain the Purchaser Regulatory Approvals and SBA Consents. Purchaser will supply to Seller, at least five (5) Business Days prior to filing, copies of all proposed regulatory applications and filings (other than confidential portions thereof) and will use reasonable efforts to reflect any comments of Seller in such filings. As of the Closing Date, Purchaser will satisfy any and all of the standards and requirements reasonably within its control imposed as a condition to obtaining or necessary to comply with the Purchaser Regulatory Approvals and the SBA Consents. Purchaser shall pay any fees charged by any governmental authorities to which it must apply to obtain any of the Purchaser Regulatory Approvals or the SBA Consents. Purchaser shall take no action which would adversely affect or delay the ability of any other party hereto to obtain any Regulatory Approval or to perform its covenants and agreements under this Agreement. Purchaser shall notify Seller promptly (and in no event later than one (1) Business Day following notice) of any significant development with respect to any application or notice Purchaser files with any governmental authority in connection with the transactions contemplated by this Agreement.

         (b) From the date hereof through the Transfer Date, Purchaser shall (i) remain at least "adequately capitalized", as defined in the FDIA, (ii) meet all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over Purchaser, including without limitation, any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches and (iii) maintain at least "satisfactory" CRA ratings.

         (c) Purchaser hereby confirms that after the Transfer Date it is Purchaser's intention to conduct a banking business at the Branches, and therefore as of the date of this Agreement it is not expected that the transactions contemplated by this Agreement will result in the closing, consolidation or relocation of any of the Branches. Purchaser agrees that it shall be solely responsible for complying with any required branch closing or other notices to regulators and customers in the event Purchaser should at any time determine to close, consolidate or relocate any of the Branches or to close, consolidate or relocate any branch of Purchaser in connection with or relating to the transactions contemplated by this Agreement.

         Section 9.2. Consents; Compliance with Law. Purchaser shall provide such financial and other information as shall be reasonably requested by landlords under the Branch Leases and ATM Lease Agreements. Notwithstanding anything to the contrary contained herein, Purchaser agrees that the form of Landlord Consent with respect to a Branch Lease or an ATM Lease Agreement may be modified at the request of a landlord to incorporate any and all conditions, terms and agreements such landlord may require with respect to such landlord's required consent to the assignment of such Branch Lease or ATM Lease Agreement to Purchaser, provided that such conditions, terms and agreements do not constitute a material or monetary modification or alteration of the terms, covenants and conditions of such Branch Lease or ATM Lease Agreement or otherwise impose any material burden on Seller or Purchaser not otherwise contemplated by such Branch Lease or ATM Lease Agreement.

         Section 9.3. Solicitation of Accounts. Prior to the Closing Date, neither Purchaser nor any of its Affiliates shall solicit Customers through advertising specifically referencing or targeted to such Customers or otherwise transact their respective businesses in any way which in either case is reasonably likely to (a) induce such Customers to close Deposit Liability accounts and open deposit accounts directly with Purchaser or any of its Affiliates, or (b) result in the transfer of all or a portion of an existing Deposit Liability from Seller. Notwithstanding the foregoing sentence, Purchaser and its Affiliates shall be permitted to (i) engage in advertising, solicitations or marketing campaigns not primarily directed to or targeted at such Customers, (ii) engage in lending, deposit, safe deposit, trust or other financial services relationships existing as of the date hereof with such Customers through branch offices of Purchaser, (iii) respond to unsolicited inquiries by such Customers with respect to banking or other financial services offered by Purchaser and (iv) provide notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

         Section 9.4.  Nonsolicitation of Seller's Employees.

         (a) In consideration of, among other things, the willingness of Seller to provide Purchaser with the opportunity to interview and hire the Consumer Bank Related Employees, Purchaser and its Affiliates agree that, except in accordance with this Section 9.4, for a period of two (2) years following the Closing Date, it shall not, directly or indirectly, solicit for employment, retain as an independent contractor or consultant, induce to terminate employment with Seller or otherwise interfere with Seller's employment relationship with any then current employee or officer of Seller or any of its Affiliates who is not employed by Purchaser pursuant to Section 9.6; provided, however, that this Section 9.4 shall not apply (i) if any such employee has been terminated by Seller or any of its Affiliates for any reason or (ii) if such employee is hired by Purchaser or any of its Affiliates as a result of a general solicitation for employment in newspaper advertisements or other periodicals of general circulation not specifically targeted to employees of Seller.

         (b) For a period of two (2) years following the Closing Date, Purchaser shall notify Seller in writing, within (30) days of the date of hire, of Purchaser's hiring of any then current employee of Seller or its Affiliates.

         Section 9.5.  Recording of Instruments of Assignment.

         (a) No later than ten (10) Business Days following the Closing Date, Purchaser shall have recorded all deeds relating to the Real Property.

         (b) No later than six (6) months following the Closing Date, Purchaser shall have recorded all other instruments required, necessary or reasonably desirable to evidence the acquisition, assignment and assumption of the Purchased Assets and the Assumed Liabilities, including, without limitation, all assignments of mortgage, financing statements, and security agreements relating to the Loans.

         Section 9.6. Transferred Employees. Purchaser covenants to Seller that it will do or cause the following to occur:

         (a) No later than the Final Approval Date, Purchaser shall offer employment beginning as of the Closing Date to all Consumer Bank Employees upon terms and conditions described in subsection (c) below and subject to the Closing. Purchaser may but shall not be obligated to offer employment to any Consumer Bank Related Employee following the Final Approval Date on the same terms as required hereunder for offers of employment to Consumer Bank Employees; provided, however, that Purchaser must offer employment to such Consumer Bank Related Employees no later than thirty (30) days following the date on which a list of such Consumer Bank Related Employees is provided to Purchaser. The position offered to each Consumer Bank Employee and each Consumer Bank Related Employee must be a Comparable Job. Subject to the provisions of this Section 9.6, Transferred Employees will be subject to the employment terms, conditions and rules applicable to other similarly situated employees of

Purchaser. Nothing contained in this Agreement shall be construed as an employment contract between Purchaser and any Transferred Employee.

         (b) Effective as of the Closing Date, Purchaser shall assume the Fleet Boston Divestiture Severance Plan and all obligations for all severance benefits payable pursuant to such plan (the "Assumed Severance Obligations") to any Consumer Bank Employee to whom Purchaser does not provide a Comparable Job in accordance with Section 9.6(a) hereof; provided, however, that transitional assistance programs for which Purchaser shall be responsible under the Fleet Boston Divestiture Severance Plan shall be limited to outplacement services. For a period of one (1) year following the Closing Date, Purchaser shall provide severance benefits to any Transferred Employee who is terminated by Purchaser on or after the Closing Date pursuant to the terms of the Fleet Boston Divestiture Severance Plan. Purchaser shall compute severance benefits by giving all Transferred Employees full credit for all years of service with Seller, its Affiliates and predecessors. After the one (1) year period provided for herein, Purchaser shall provide Transferred Employees with severance benefits in accordance with Purchaser's severance policy, if any, crediting Transferred Employees with years of service as provided under this Agreement.

         (c) Each Consumer Bank Employee and Consumer Bank Related Employee offered employment by Purchaser shall be offered employment subject to the following terms and conditions:

                  (i) Salary or base wages shall be equivalent to the base salary or base wage paid by the Seller to such employee as of the close of business on the Closing Date until such time that Purchaser's compensation policies would entitle each such employee to an increased salary or base wage; and

                  (ii) Vacation benefits shall be equivalent to vacation benefits provided by the Seller to such employee as of the close of business on the Closing Date, until December 31, 2000. Any vacation balance to which such employee is entitled in the year of Closing shall carry over to Purchaser. As of January 1, 2001, Transferred Employees shall receive in the aggregate for vacation, sick and personal days the amount of paid time off to which they are entitled under Purchaser's policies as in effect then and from time to time thereafter.

         (d) Purchaser shall treat each Transferred Employee as a new hire of Purchaser but shall provide such Transferred Employee with the following:

                  (i) Each Transferred Employee will be eligible to participate in any qualified profit sharing plan/40l(k) plan or plans of Purchaser, based on each plan's eligibility criteria as of the close of business on the Closing Date. Purchaser shall credit each Transferred Employee with the period of years of service with Seller, its Affiliates and predecessors in determining eligibility to participate, vesting and level of matching contributions in such plan or plans;

                  (ii) Each Transferred Employee will be eligible to participate in the Purchaser's qualified pension plan or plans, based on each such plan's eligibility criteria as of the close of business on the Closing Date. Purchaser shall credit each Transferred Employee with the period of years of service with Seller, its Affiliates and predecessors in determining eligibility to participate, vesting and eligibility to receive benefits in Purchaser's pension plan(s); provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any benefit for any period of service;

                  (iii) Each Transferred Employee will receive credit for years of service with Seller, its Affiliates and predecessors for purposes of calculation of benefits and waiting period eligibility in Purchaser's other miscellaneous benefits programs, including but not limited to, vacation, severance, leaves of absence, education assistance, sick leave, short and long-term disability plans and other similar benefits;

                  (iv) On the Closing Date each Transferred Employee will become immediately eligible to participate in the Purchaser's health and welfare plans, including but not limited to, dental, life insurance and short and long-term disability plans, as such plans may exist, on the same basis as other similarly-situated employees of Purchaser. Purchaser shall waive any pre-existing condition limitations with respect to such Transferred Employee and his or her dependents. Purchaser shall cause each Transferred Employee to be eligible as of the Closing Date for at least the amount of insurance coverage that he or she maintained under Seller's plans, without requiring such Transferred Employee to provide any evidence of insurability;

                  (v) Upon conclusion of his or her short term disability or temporary leave of absence, subject to the terms and conditions of Purchaser's plans and policies and applicable law, each Transferred Employee on such leave as of the Closing Date shall receive the greater of the salary and vacation benefits in effect
                           (y) when he or she went on leave or (z) upon the conclusion of such leave to the extent that such Transferred Employee is entitled to any pay increase or vacation entitlement during such leave of absence pursuant to Seller's leave of absence policies, shall otherwise be treated as a Transferred Employee and shall be offered by Purchaser the same or a substantially equivalent position to his or her position with Seller prior to the leave; and

                  (vi) To the extent that Purchaser provides any Transferred Employee with benefit or other plans and such plans accept cash roll-overs, Purchaser shall allow such Transferred Employee to roll over into such plans any cash distributions or contributions received from Seller or its plans, including any outstanding loan balances from Seller's qualified or thrift retirement plan.

         (e) Purchaser shall be responsible for all obligations (including obligations to provide notices) or liabilities, if any, which may arise in connection with any Transferred Employee under the WARN Act. Purchaser shall indemnify and hold Seller harmless for any WARN Act obligations or liabilities of Seller that are triggered by any mass layoff, plant closing or other employment action by Purchaser within the ninety (90) day period following after Closing Date.

         Section 9.7. Interviews. Purchaser shall be solely responsible for any acts or omissions which are wrongful, illegal or in contravention of this Agreement made by it in connection with interviewing or hiring the Consumer Bank Employees and Consumer Bank Related Employees. Purchaser shall reimburse the Consumer Bank Employees and Consumer Bank Related Employees (if applicable) for transportation costs to and from the location where Purchaser shall interview such employees.

         Section 9.8. No Other Transactions. Between the date hereof and the Closing Date, neither Purchaser nor Enterprise nor any of their Affiliates will undertake or agree to undertake any material acquisition of the business, assets or equity interests of any Person, directly or indirectly, whether by merger, consolidation, combination, subscription, purchase or otherwise, unless, after giving pro forma effect to any such acquisition, (a) Purchaser and Enterprise shall be in compliance with Section 9.1(b) hereof and (b) the representations and warranties made by Purchaser and Enterprise in Section 7.7 above shall be true and correct in all material respects.

         Section 9.9. Enterprise Guaranty. Subject to the terms and conditions of the Agreement, Enterprise hereby guarantees the performance by the Purchaser of Purchaser's obligations (a) hereunder, and (b) under any other agreements made or documents executed in connection herewith.

                                    ARTICLE X

                  ACCESS; EMPLOYEE AND CUSTOMER COMMUNICATIONS

         Section 10.1. Access by Purchaser. Upon execution of this Agreement, Seller shall provide Purchaser and its representatives, accountants and counsel reasonable access during normal business hours and upon five (5) Business Days' notice to Seller to the Facilities, Consumer Bank Employees, Consumer Bank Related Employees, depository records, Loan files, and all other documents and other information concerning the Facilities, the Business, the Purchased Assets, the Assumed Liabilities and the Transferred Employees as Purchaser may reasonably request; provided that a representative of Seller shall be permitted to be present at all times and provided further that with respect to information concerning Consumer Bank

Employees and Consumer Bank Related Employees, Seller's sole obligation shall be to provide Purchaser with information concerning the name, position, date of hire and salary of the Consumer Bank Employees and Consumer Bank Related Employees and Seller shall not be required to provide Purchaser with access to or copies of any personnel files or other individualized employee files or documents, all of which shall remain the sole property of Seller. Notwithstanding the foregoing, in no event shall Seller be required to provide
(a) any information which Seller, in its sole discretion deems proprietary, including without limitation, Seller's "credit scoring" system, branch or credit practices, policies or procedures, or staffing models, (b) any information, which is protected by the attorney-client privilege, or (c) its or any of its Affiliates' tax returns.

         Section 10.2.  Communications to Employees; Training.

         (a) Seller and Purchaser agree that promptly following the execution of this Agreement, meetings shall be held at such location as Purchaser and Seller shall mutually agree, provided that representatives of Seller shall be permitted to attend such meetings, to announce Purchaser's proposed acquisition of the Business to the Consumer Bank Employees. Seller and Purchaser shall mutually agree as to the scope and content of all communications to the Consumer Bank Employees and Consumer Bank Related Employees. Except as specifically provided in this Section 10.2, in no event shall Purchaser contact any Consumer Bank Employee or Consumer Bank Related Employee without the prior written consent of Seller which consent may be granted or withheld in Seller's sole discretion.

         (b) At mutually agreed upon times following the initial announcement described in Section 10.2(a), Purchaser shall be permitted to meet with the Consumer Bank Employees and Consumer Bank Related Employees to discuss employment opportunities with Purchaser, provided that representatives of Seller shall be permitted to attend any such meeting. From and after the Final Approval Date, Purchaser shall also be permitted to conduct training sessions outside of normal business hours or at other times as Seller may agree, with the Consumer Bank Employees and Consumer Bank Related Employees (if applicable) and may, at Seller's sole option, conduct such training seminars at the Branches; provided that Purchaser will in good faith attempt to schedule such training sessions in a manner which does not unreasonably interfere with Seller's normal business operations. Purchaser shall reimburse the Consumer Bank Employees and Consumer Bank Related Employees (if applicable) for transportation costs to and from the locations where Purchaser shall train such employees and compensate the Consumer Bank Employees and Consumer Bank Related Employees (if applicable) or reimburse Seller at the Consumer Bank Employees and Consumer Bank Related Employees (if applicable) respective applicable standard or overtime rates for the time spent in such training.

         Section 10.3.  Communications with Customers.

         (a) Following the Final Approval Date but not earlier than fifteen (15) days prior to the anticipated Closing Date, Purchaser shall send statements to the Customers announcing the transactions contemplated hereby (such statements being herein called "Customer Notices"). The form and content of each Customer Notice shall be subject to the approval of both parties and the cost of printing and mailing the Customer Notices shall be borne solely by Purchaser. Following the Final Approval Date, Purchaser shall also be entitled to provide solely at its own expense such other notices or communications to Customers relating to the transactions contemplated hereby as may be required by law; provided that the text of any such notice or communication and the timing of such notice or communication which is provided prior to the Closing shall be approved in advance by Seller, which approval shall not unreasonably be withheld or delayed.

         (b) Except as specifically provided herein, in no event will Purchaser or its Affiliates contact any Customers prior to the Final Approval Date without the prior written consent of Seller which consent shall not be unreasonably withheld or delayed; provided that Purchaser may contact Customers in connection with (i) advertising, solicitations or marketing campaigns not primarily directed to or targeted at Customers, (ii) lending, deposit, safe deposit, trust or other financial services relationships of Purchaser with Customers through branch offices of Purchaser existing as of the date hereof, (iii) unsolicited inquiries by Customers to Purchaser with respect to banking or other financial services provided by Purchaser, and (iv) notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

                                   ARTICLE XI

                                   FACILITIES

         Section 11.1.  Environmental Diligence.

         (a) Purchaser may conduct, and if so, shall complete within the Environmental Due Diligence Period and at Purchaser's own expense, environmental investigations for purpose of identifying Environmental Hazards, including, at Purchaser's election, so-called "Phase I" assessments and/or "Phase II" subsurface investigations, by an independent, qualified environmental engineer or consultant ("Environmental Consultant") of the Real Property during the Environmental Due Diligence Period, provided that Purchaser shall use its commercially reasonable efforts to commence any such investigation within five
(5) Business Days from the date hereof.

         (b) In the event any such environmental investigation involves any subsurface investigation of any of the Real Property, Purchaser shall provide not less than five (5) Business Days notice of same to Seller, identifying the particular Real Property involved and describing generally the location and extent of the subsurface investigation to be conducted.

         (c) In the event that any such environmental investigations are not completed within the Environmental Due Diligence Period through no fault of Purchaser or its Environmental Consultant, Purchaser may request, prior to the expiration of the initial thirty (30) day period, an extension of the Environmental Due Diligence Period for a reasonable period of time, not exceeding thirty (30) days, solely to permit completion of such investigations, and Seller shall approve same, such approval not to be unreasonably withheld or delayed. If so approved, the

Environmental Due Diligence Period shall be deemed to extend for such additional period of time.

         (d) In the event that as a result of such investigation, potential Environmental Hazards are disclosed, the Environmental Remediation of which, in the reasonable judgment of Purchaser's Environmental Consultant, is or will be the responsibility of Seller, or of Purchaser should it acquire such parcel, and which in the reasonable judgment of Environmental Consultant to a reasonable degree of professional certainty will cost more than fifty thousand dollars ($50,000), Purchaser shall deliver to Seller on or before the close of the Environmental Due Diligence Period the written report of the Environmental
Consultant presenting all necessary information regarding the Environmental Hazards and the Environmental Remediation required. Seller shall have the right to review and to deliver to Purchaser Seller's response, which shall include whether Seller agrees or disagrees regarding the cost of any such Environmental Remediation. Seller shall deliver such response to Purchaser in writing not more than fifteen (15) days after receipt of such report, and if Seller disagrees with Purchaser's position, a statement of the reasons for such disagreement.

         (e) In the event that Seller agrees with the conclusions of the Purchaser's Environmental Consultant in connection with the cost of Environmental Remediation at any parcel of Real Property, Seller may, at its election:

                  (i) make an adjustment to the Purchase Price for the estimated costs of the Environmental Remediation of any such Environmental Hazard(s) in excess of fifty thousand dollars ($50,000), which shall not have been completed on or prior to the Closing Date, with respect to such parcel of Real Property; or

                  (ii) take such steps as are necessary to perform Environmental Remediation by the Closing Date (or make provisions to take such steps following the Closing Date as shall be reasonably satisfactory to Seller and Purchaser); or

                  (iii) lease to Purchaser such parcel of Real Property for an initial period of ten (10) years pursuant to a lease agreement in the form specified by Exhibit K; provided further that if, during the term of such lease agreement or renewal or extension thereof, Seller shall deliver to Purchaser a report of an Environmental Consultant certifying that the Environmental Remediation of any Environmental Hazards at or on any such leased parcel of Real Property has been completed, Purchaser shall be required to purchase such parcel of Real Property, at the Real Property Purchase Price, in the event such report is delivered within six (6) months of the Closing Date, and, thereafter, at the fair market value of such real property as agreed to by the parties hereto or, if no such agreement is reached within thirty (30) days of delivery of such report, as determined pursuant to an real estate appraisal performed by an experienced real estate appraiser selected by two other real estate appraisers designated by Seller and Purchaser, respectively.

         (f) In the event that Seller does not agree with the conclusions of Purchaser's Environmental Consultant regarding a parcel of Real Property, the parties agree to refer the matter to a third Environmental Consultant reasonably acceptable to all parties (or, if the parties cannot agree, selected by the parties' respective Environmental Consultants) for dispute resolution as follows:

                  (i) The parties, through their respective Environmental Consultants, may make reasonable presentations to the third Environmental Consultant of their respective positions regarding the cost of Environmental Remediation required to address the identified Environmental Hazards at such parcel of Real Property, and following such presentations, the third Environmental Consultant shall render his or her opinion regarding the extent and cost of the required Environmental Remediation. The parties agree that the determination of the third Environmental Consultant regarding the cost of any required Environmental Remediation shall be final and binding on the parties for purposes of the applicability of this Section
                           11.1. In the event that the third Environmental Consultant determines that the cost of such Remediation will exceed fifty thousand dollars ($50,000,) the provisions of Section 11.1(e), above, shall apply, and the Purchaser shall be considered the "prevailing party" for purposes of subparagraph
                           (ii), immediately below. In the event such cost shall be fifty thousand dollars ($50,000) or less, Seller shall be such "prevailing party".

                  (ii) Each of the parties shall bear their own fees and expenses in connection with the resolution of disputes hereunder, and the fees and expenses of the third Environmental Consultant shall be borne by the party who did not prevail in its position before the third Environmental Consultant.

                  (iii) With respect to any dispute to be resolved hereunder involving a parcel of Real Property located in any state in which environmental professionals are licensed by such state (in Massachusetts, "Licensed Site Professionals"), each of the three Environmental Consultants participating in the dispute resolution process hereunder shall be so licensed.

         (g) Purchaser agrees that it and its Environmental Consultant shall conduct any environmental investigations permitted pursuant to this Section with reasonable care and subject to customary practices among environmental consultants and engineers, including without limitation, following completion thereof, the restoration of any site to the extent practicable to its condition prior to such investigation and in the case of any subsurface investigations, the removal of all monitoring wells (unless Seller requests such monitoring wells to remain). Purchaser's Environmental Consultant must be duly licensed under applicable state laws and provide proof of adequate liability and professional errors and omissions insurance (which insurances shall, in each instance, name Seller as an additional insured upon Seller's request, and shall be in an amount not less than one million dollars ($1,000,000) per claim and ten million dollars ($10,000,000) in the aggregate).


                                   ARTICLE XII

                              TRANSITIONAL MATTERS

         Section 12.1.  Payment of Deposit Liabilities.

         (a) From and after the Closing Date, Purchaser shall (i) pay all properly drawn and presented checks, negotiable orders of withdrawal, drafts, debits and other withdrawal orders presented to Purchaser by Deposit Liability account customers, whether drawn on checks, negotiable orders of withdrawal, drafts, or other withdrawal order forms provided by Seller or by Purchaser and
(ii) in all other respects discharge, in the usual course of the banking business, all of the duties and obligations of Seller with respect to the balances due and owing to the Customers who have Deposit Liability accounts. If any Customer who has a Deposit Liability account draws checks, drafts, or negotiable orders of withdrawal against the Deposit Liabilities which are presented or delivered to Seller not later than ninety (90) days after the Closing Date, Seller shall use its commercially reasonable efforts to batch all such checks, drafts, negotiable orders of withdrawal, or other withdrawal order forms and to deliver the same to Purchaser at Purchaser's sole expense. Purchaser acknowledges that any delay, failure, or inability on its part to comply with the obligations imposed upon it as a depository institution under applicable federal or state law, with regard to such checks, drafts, negotiable orders of withdrawal or other withdrawal orders shall not result in any liability or obligation of Seller and shall not affect any of the rights of Seller under this Agreement. Seller shall not be deemed to have made any representations or warranties to Purchaser with respect to any such checks, drafts, negotiable orders of withdrawal or other withdrawal orders and any such representations or warranties implied by law are hereby disclaimed and are the responsibility of Purchaser, except that Seller shall be chargeable with the warranties and representations implied by law with respect to any such check, draft, negotiable orders of withdrawal order, or other withdrawal order, which is paid by Seller over the counter.

         (b) Purchaser hereby acknowledges that if, after the Closing Date, any Customer who has a Deposit Liability account, instead of accepting the obligation of Purchaser to pay the Deposit Liabilities (including Accrued Interest thereon) shall demand payment from Seller for all or any part of any such Deposit Liabilities (including Accrued Interest thereon), Seller shall not be liable or responsible for making such payment.

         (c) It is Seller's intent to act in a commercially reasonable manner to ensure that all Deposit Liability transactions will be referred to Purchaser; provided however that, if, after the Closing Date, Seller honors and pays any Deposit Liabilities which are presented to Seller for payment, pay any check, draft, negotiable order of withdrawal or other withdrawal order,

Purchaser shall upon demand by Seller reimburse Seller for such payment. Any payment made under this Section 12.1 shall be made within three (3) Business Days after demand by Seller, by wire transfer of immediately available funds to an account designated by Seller.

         Section 12.2. Delivery of Purchaser's Check Forms. Within fifteen (15) Business Days following the Final Approval Date, but not less than five (5) days prior to the Closing Date, Purchaser shall, at its sole cost and expense, notify all Customers who have a Deposit Liability account by letter, in a form reasonably acceptable to Seller, of Purchaser's assumption of the Deposit Liabilities (other than Excluded Deposits) (which shall include a notification to those Deposit Liability account Customers whose accounts are then covered by any type of overdraft protection offered by Seller, including but not limited to Advance Lines, that from and after the Closing Date all such overdraft protection from Seller shall terminate) and furnish each such Customer with checks, deposit tickets, or other similar instruments using the forms of Purchaser, which shall be appropriately encoded with Purchaser's routing number and with accurate account numbers, and with instructions to the customer to utilize such checks, deposit tickets, or other similar instruments on Purchaser's forms on and after the Closing Date and thereafter to destroy any unused checks on Seller's forms; such notice and such delivery of checks by Purchaser shall be by first class U.S. mail.

         Section 12.3. Uncollected Checks Returned to Seller. From and after the Closing Date, Purchaser shall promptly pay to Seller an amount equivalent to the amount of any checks, negotiable orders of withdrawal, drafts, or any other withdrawal orders (net of the applicable deposit premium paid by Purchaser with respect to the Deposit Liabilities represented by any such instrument) credited as of the close of business on the Closing Date to any Deposit Liability accounts which are returned uncollected to Seller after the Closing Date and which shall include an amount equivalent to holds placed upon such Deposit Liability accounts for Items cashed by Seller (net of the applicable deposit premium paid by Purchaser with respect to the Deposit Liabilities represented by any such instrument), as of the close of business on the Closing Date which Items are subsequently dishonored; provided, however, that if Seller shall have failed to make or properly reflect in the information provided to Purchaser any provisional credit or hold on any such Deposit Liability accounts in respect of uncollected funds represented by any such Item, Purchaser's obligations under this Section 12.3 in respect of such Item shall be limited to the amount of collected funds in such Deposit Liability accounts.

         Section 12.4. Default on Loan Payments to Seller. If the balance due on any Loan has been reduced by Seller as a result of a payment by check or draft received prior to the close of business on the Closing Date, which Item is returned to Seller after the Closing Date, the Loan Value of such Loan shall be correspondingly increased and an amount in cash equal to such increase shall be promptly paid by Purchaser to Seller within three (3) Business Days after demand by Seller by wire transfer of immediately available funds to an account designated by Seller.

         Section 12.5. Notices to Obligors on Loans. (a) Purchaser shall, following the Final Approval Date, but no later than fifteen (15) days prior to the Closing Date, prepare and transmit, at Purchaser's sole cost and expense, to each obligor on each Loan, a notice in a form satisfying all legal requirements and reasonably acceptable to Seller to the effect that the Loan will be transferred to Purchaser and directing that payments be made after the Closing Date to Purchaser at any address of Purchaser specified by Purchaser, with Purchaser's name as payee on any checks or other instruments used to make such payments, and, with respect to all such Loans on which payment notices or coupon books have been issued, to issue new notices or coupon books reflecting the name and address of Purchaser as the person to whom and the place at which payments are to be made. To the extent that Purchaser's notice pursuant to the prior sentence shall be legally insufficient, Seller agrees, at Purchaser's sole expense, to provide all Loan obligors with all required notices of the assignment and transfer of the Loans.

         (b) To the extent that any of the Loans transferred from Seller to Purchaser involve a transfer of servicing as defined and governed by the Real Estate Settlement Procedures Act (12 U.S.C. ss.2601 et. seq.), Seller and Purchaser will jointly coordinate any appropriate required Customer notices.

         Section 12.6. New Telephone Numbers. Purchaser shall, no later than ten
(10) days prior to the Closing Date, obtain new telephone numbers for the Facilities in Purchaser's name.

         Section 12.7. New ATM/Debit Cards. Purchaser shall, following the Final Approval Date, but no later than five (5) days prior to the Closing Date, furnish ATM/Debit cards to Customers who have Deposit Liability accounts to replace Seller's ATM/Debit cards. Purchaser shall, no later than five (5) days prior to the Transfer Date, notify affected Customers to destroy Seller's ATM/Debit cards as of the Transfer Date and shall notify such Customers of Purchaser's withdrawal limits immediately following the Closing by form of notice reasonably acceptable to Seller.

         Section 12.8. Installation of Equipment by Purchaser. Subsequent to the Final Approval Date and prior to the Transfer Date, Seller shall cooperate with and permit Purchaser, at Purchaser's option and sole cost and expense, to make provision for the installation of teller equipment in the Branches; provided, however, that Purchaser shall arrange for the installation of such equipment at such times and in a manner that does not significantly interfere with the normal business activities and operation of the Branches.

         Section 12.9. Deactivation of ATMs and ATM/Debit Cards. On the Transfer Date, Seller shall deactivate all ATM/Debit cards issued with respect to all Deposit Liability accounts and shall electronically block access of those cards to the Deposit Liability accounts, and shall deactivate the ATMs not later than 8:00 a.m. on the Transfer Date. Point of sale transactions shall be settled between Purchaser and Seller for a period of forty-five (45) days after the Closing Date.

         Section 12.10. Signage. During the ten (10) day period immediately preceding the Transfer Date, Seller shall cooperate with any commercially reasonable request of Purchaser directed to accomplishing the installation of signage of Purchaser's choosing at the Facilities prior to the Closing Date; provided, however, that all such installations shall be at the sole cost and expense of Purchaser, that such installation shall be performed in such a manner that does not significantly interfere with the normal business activities and operations of the Facilities, that such signage complies with all applicable zoning and permitting laws and regulations, that such signage has, if necessary, received the prior approval of the owner or landlord of the Real Property, and that all such installed signage shall be covered in such a way as to be unreadable at all times prior to the Closing. Immediately following the Closing, Seller shall, at its sole cost and expense, cover all of its signage in such a way as to be unreadable after the Closing and shall commence activities directed to accomplishing the removal of all of Seller's existing signage at the Facilities and will diligently pursue such activities in good faith so that such removal may be effected as promptly as practicable following the Closing.

         Section 12.11.  Letters of Credit.

         (a) It is the intention of the parties that Purchaser assume all risks and obligations arising or accruing after the close of business on the Closing Date with respect to the Letters of Credit. Accordingly, Purchaser agrees to use its commercially reasonable efforts to obtain prior to the Closing Date and, in any event, no later than three (3) months following the Closing Date, the consent of the beneficiary (if necessary) to the assumption of (and the resulting release of the Seller from) the Letters of Credit and/or to issue replacement letters of credit for those Letters of Credit which are standby Letters of Credit.

         (b) Until such time as there are no Letters of Credit, Seller hereby grants to Purchaser, and Purchaser hereby agrees and commits to acquire, as of the Closing Date, from Seller a participation in the Letters of Credit equal to one hundred percent (100%) of the amount thereof.

         (c) Seller agrees that, with respect to each request by a beneficiary for a draw under or payment of a Letter of Credit, (a "Request"), it will (i) promptly provide, by facsimile sent to Purchaser, copies of documents submitted to support any Request; (ii) wait 24 hours, or such shorter time period as may be required under such Letter of Credit, after sending the facsimile before acting on a Request; (iii) act in accordance with ISP98, UCP 500 and/or UCC
Article 5, as applicable, in deciding whether or not to honor the Request unless directed in writing by Purchaser to otherwise honor or dishonor a Request; (iv) provide notice to Purchaser that the Request has been honored and the amount of the Letter of Credit Disbursement that may become due pursuant to Subsection 12.11(d), below; and (v) after honoring a Request, send the documents submitted by the beneficiary in support of a Request as directed by Purchaser.

         (d) In the event Seller notifies Purchaser that a Letter of Credit Disbursement has been made and that either (A) the affected Customer has failed to immediately reimburse such Letter of Credit Disbursement pursuant to its Reimbursement Agreement or (B) the related Reimbursement Agreement does not require that the affected Customer immediately reimburse Seller for such Letter of Credit Disbursement, then, Purchaser agrees to pay to Seller on the day so notified by Seller, an amount equal to the Letter of Credit Disbursement; provided, however, if such notice was not given by Seller to Purchaser prior to 2 p.m. on such day, then such amount shall be paid by Purchaser not later than 10:00 a.m. on the next Business Day. Whenever any amounts are due and payable by Purchaser pursuant to this Subsection 12.11(d), Seller agrees to submit a draw request to Purchaser in accordance with the terms of the Purchaser's Letter of

Credit stating the amount due hereunder. Purchaser agrees to pay Seller any amounts due under this Subsection 12.11(d) by wire transfer of immediately available funds to an account previously designated by Seller.

         (e) Purchaser also agrees to pay Seller (i) interest on any and all amounts unpaid by Purchaser when due under Subsection 12.11(d), above, from the date such amounts become due until payment in full, such interest being payable on demand and accruing at a fluctuating interest rate per annum (computed on the basis of a year of 365 days for the actual number of days elapsed) which shall at all times be equal to the Federal Funds Rate during each day until such amounts are paid in full (but such fluctuating interest rate shall in no event be higher than the maximum rate permitted by then applicable law) and (ii) any and all costs and expenses (including, without limitation, reasonable attorneys' fees) reasonably incurred by Seller in exercising or enforcing any rights or performing any obligations under Sections 12.11(d) and (e).

         (f) So long as Purchaser is not in default of its obligations under this Section 12.11, Seller shall promptly remit to Purchaser any amounts subsequently received by Seller from Customers in respect of all Letter of Credit Disbursements.

         (g) Seller further agrees that it will not, without the prior written consent of Purchaser, amend or modify the terms of any Letter of Credit or Reimbursement Agreement. Purchaser and Seller acknowledge and agree that with respect to all Letters of Credit the expiry date of which is, by the terms thereof, automatically extended, (x) Seller shall give notice in accordance with the terms of such Letters of Credit that Seller will not extend such expiry date beyond the current expiry date unless Purchaser and Seller mutually agree to permit the extension of such Letter of Credit and (y) Seller shall not otherwise extend a Letter of Credit without Purchaser's consent.

         (h) The Purchaser shall pay to Fleet a fee with respect to the Outstanding Credit Exposure computed (on the basis of a year of 365 days for the actual number of days elapsed) at a rate per annum determined in good faith to be fair and reasonable by the parties hereto, taking into consideration the long-term debt rating of Purchaser and Enterprise if such rating exists. Such fee shall be payable quarterly in arrears on each June 30, September 30, December 31 and March 31, commencing on the quarter end immediately following the Closing Date, and shall be calculated on the average daily outstanding Credit Exposure during each such period. The initial fee shall be appropriately pro-rated.

         Section 12.12. Actions With Respect to IRA, Keogh Plan and Employee Pension Plan Deposit Liabilities.

         (a) On or before the Closing Date, Seller shall (i) resign as of the close of business on the Closing Date as the trustee or custodian, as applicable, of each IRA, Keogh Plan and Employee Pension Plan of which it is the trustee or custodian, (ii) to the extent permitted by the documentation governing each such IRA, Keogh Plan or Employee Pension Plan and applicable law, appoint Purchaser as successor trustee or custodian, as applicable, of each such IRA, Keogh Plan or Employee Pension Plan, and Purchaser hereby accepts each such trusteeship or custodianship under the terms and conditions of Purchaser's plan documents for its IRA, Keogh Plans and Employee Pension Plan, and assumes all fiduciary and custodial obligations with respect thereto as of the close of business on the Closing Date, and (iii) deliver to the IRA grantor or Keogh Plan or Employee Pension Plan named fiduciary of each such IRA, Employee Pension Plan or Keogh Plan such notice of the foregoing as is required by the documentation governing each such IRA, Employee Pension Plan or Keogh Plan or applicable law. Purchaser shall be solely responsible for delivering its IRA, Employee Pension Plan and Keogh Plan documents to the applicable IRA grantor and Keogh Plan or Employee Pension Plan named fiduciary, including but not limited to a beneficiary designation form to be completed by the applicable IRA grantor or Keogh Plan or Employee Pension Plan participant; provided, however, that in the event that an IRA grantor or Keogh Plan or Employee Pension Plan participant dies before such time as Purchaser receives a properly completed beneficiary designation form, Seller shall make available to Purchaser such information as may exist in Seller's files regarding any beneficiary designation it may have regarding such decedent. If, pursuant to the terms of the documentation governing any such IRA or Keogh Plan or Employee Pension Plan or applicable law, (X) Seller is not permitted to appoint Purchaser as successor trustee or custodian, or the IRA grantor or Keogh Plan or Employee Pension Plan named fiduciary objects in writing to such designation, or is entitled to, and does, in fact, name a successor trustee or custodian other than Purchaser, or (Y) such IRA or Keogh Plan or Employee Pension Plan includes assets which are not Deposit Liabilities and are not being transferred to Purchaser or the assumption of such deposit liabilities included in such IRA or Keogh Plan or Employee Pension Plan would result in a loss of qualification of such IRA or Keogh Plan or Employee Pension Plan under the Code or applicable IRS regulations, all deposit liabilities of Seller held under such IRA or Keogh Plan or Employee Pension Plan shall be excluded from the Deposit Liabilities (such excluded deposits liabilities being herein called the "Excluded IRA/Keogh/Employee Pension Plan Deposits"). Upon appointment as a successor custodian for such IRA Deposit Liabilities or as a successor trustee for such IRAs or Keogh Plans or Employee Pension Plans, Purchaser shall perform the services and carry out the duties and obligations required of it under the applicable plans, the Code and applicable Federal and state laws and regulations.

         (b) To the extent the Deposit Liabilities include certain IRAs, Keogh Plans and Employee Pension Plans that are required to make certain periodic distributions to the IRA account owner or Keogh Plan or Employee Pension Plan participant (or beneficiary) either at the account owner's or participant's request or because the account owner or participant has attained age 70-1/2, effective as of the Transfer Date, Purchaser agrees to continue to make such periodic distributions in accordance with the reasonable distribution instructions forwarded by Seller to Purchaser. Purchaser hereby assumes the obligation to pay each minimum distribution required by federal law by December 31 of the calendar year in which the Closing occurs and, in consideration thereof, Seller agrees not to withhold the amount of such distributions from the aggregate amount of the Deposit Liabilities.

         Section 12.13. Bulk Transfer Laws. Seller and Purchaser hereby waive compliance with any applicable bulk transfer laws. If by reason of any applicable bulk sales law any claims are asserted by creditors of Seller, such claims shall be the responsibility of Purchaser in the case of claims arising under any of the Purchased Assets or Assumed Liabilities.

         Section 12.14. Ancillary Agreements. At the Closing, Purchaser and Seller will enter into the Purchaser's Letter of Credit and the Collateral Agency Agreement.


                                  ARTICLE XIII

                              CONDITIONS TO CLOSING

         Section 13.1. Conditions to Obligations of Seller and Fleet. The obligations of Seller and Fleet under this Agreement are subject to the satisfaction (or, if applicable, waiver in the sole discretion of Seller, except as to the condition described in 13.1(c)) on or before the Closing Date, of each of the following conditions:

         (a) All of the covenants and other agreements required by this Agreement to be complied with and performed by Purchaser and/or Enterprise on or before the Closing Date shall have been duly complied with and performed in all material respects;

         (b) The representations and warranties made by Purchaser and/or Enterprise herein or in any certificate or other document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date provided, however, that the representations and warranties of Purchaser or Enterprise herein or in any certificate or other document delivered pursuant to the provisions hereof shall be deemed to be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on the Closing Date, unless the failure to be so true and correct would have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by the Agreement;

         (c) All Regulatory Approvals shall have been obtained and shall be Final;

         (d) No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect to enjoin, or which prohibits, consummation of the transactions contemplated hereby;

         (e) Seller shall have received the items to be delivered by Purchaser pursuant to Section 5.3.; and

         (f) The transactions contemplated by the Merger Agreement shall have been consummated.

         Section 13.2. Conditions to Obligations of Purchaser and Enterprise. The obligations of Purchaser under this Agreement are subject to the satisfaction (or, if applicable, waiver in the sole discretion of Purchaser, except as to the condition described in Section 13.2(c)) on or before the Closing Date, of each of the following conditions;

         (a) All of the covenants and agreements required by this Agreement to be complied with and performed by Seller or Fleet on or before the Closing Date shall have been duly complied with and performed in all material respects; provided, however, that Fleet and Seller shall be deemed to have duly complied with and performed such covenants and agreements in all material respects unless the failure to so perform or comply would have a Material Adverse Effect.

         (b) The representations and warranties made by Seller or Fleet herein or in any certificate or other document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date; provided, however, that the representations and warranties made by Seller or Fleet herein or in any certificate or other document delivered pursuant to the provisions hereof shall be deemed to be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on the Closing Date, unless the failure to be so true and correct would have a Material Adverse Effect;

         (c) The Regulatory Approvals shall have been obtained and shall be Final;

         (d) No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect to enjoin, or which prohibits, consummation of the transactions contemplated hereby; and

         (e) Purchaser shall have received the items to be delivered by Seller pursuant to Section 5.2.


                                   ARTICLE XIV

                                 DATA PROCESSING

         Section 14.1.  Conversion.

         (a) Seller and Purchaser shall convert account information as to the Deposit Liabilities and the Loans in accordance with the provisions of Schedule
14.1 hereof.

         (b) All tasks and obligations concerning the provision of data processing services to or for the Branches after the Closing Date, other than those specifically set forth in, and to the extent assumed by Seller pursuant to, Schedule 14.1 hereof shall be performed solely and exclusively by the Purchaser. Purchaser acknowledges its assumption of all such tasks and obligations, and further acknowledges that any delay, failure, or inability on its part to perform such tasks or comply with such obligations, except as and to the extent attributable to any delay, failure, or inability on the part of Seller in performing those tasks or complying with those obligations specifically set forth in, and to the extent assumed by Seller pursuant to, Schedule 14.1 hereof shall not result in any liability or obligation of Seller and shall not affect any of the rights of Seller under this Agreement.


                                   ARTICLE XV

                                    INDEMNITY

         Section 15.1. Fleet's Indemnity. Fleet shall indemnify, hold harmless and defend Purchaser, its Affiliates, and their respective successors, permitted assigns, directors, shareholders, officers, agents and employees from and against all claims, losses, liabilities, demands and obligations of any nature whatsoever (including reasonable legal fees and expenses) (collectively, "Damages") which Purchaser or any of its Affiliates or their respective successors, permitted assigns, directors, shareholders, officers, agents or employees shall receive, suffer or incur, arising out of or resulting from:

         (a)  Any liability of Seller which is not an Assumed Liability;

         (b) The breach of any representation or warranty made by Seller or Fleet in this Agreement;

         (c) The breach of any covenant or other agreement made by Seller or Fleet in this Agreement; or

         (d) Except for Assumed Liabilities, all liabilities under all pension and welfare benefit plans (as defined in Sections 3(1) and (2) of ERISA), or any supplemental unemployment benefit, deferred compensation, or other employee benefit plan of Seller or its Affiliates with respect to any and all periods prior to and subsequent to the Closing Date, including without limitation, all liabilities under ERISA, any liabilities for any accumulated funding deficiency as such term is defined in Section 302 of ERISA and Section 412 of the Code and for any liability to the Pension Benefit Guaranty Corporation, the IRS, participants, beneficiaries, employees, or any other public or private person, incurred with respect to or attributable to any plan of Seller.

         Section 15.2. Enterprise Indemnity. Enterprise shall indemnify, hold harmless and defend Seller, its Affiliates and their respective successors, permitted assigns, directors, shareholders, officers, agents and employees from and against all Damages which Seller or any of its Affiliates or their respective successors, permitted assigns, directors, shareholders, officers, agents or employees shall receive, suffer or incur, arising out of or resulting from:

         (a)  Any Assumed Liability;

         (b) Any actions taken or omitted to be taken by Purchaser from and after the date hereof with respect to the Consumer Bank Employees or the Consumer Bank Related Employees, and any suits or proceedings commenced in connection therewith;

         (c) Any actions taken or omitted to be taken by Purchaser from or after the Closing Date and relating to the Purchased Assets, Assumed Liabilities and the Transferred Employees, and any suits or proceedings commenced in connection therewith (other than proceedings to prevent or limit the consummation of the transactions contemplated by this Agreement);

         (d) The breach of any representation or warranty made by Purchaser or Enterprise in this Agreement;

         (e) The breach of any covenant or other agreement made by Purchaser or Enterprise in this Agreement; and

         (f) Any claims arising under any of the Purchased Assets or Assumed Liabilities made by creditors of Seller under any applicable bulk sales laws.

         Section 15.3. Indemnification Procedure. If a party entitled to indemnification hereunder ("Indemnified Party") is aware that a claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this Article XV (whether or not the amount of the claim is then quantifiable), such Indemnified Party shall promptly give written notice thereof to the other party ("Indemnitor"), and the Indemnified Party will thereafter keep the Indemnitor reasonably informed with respect thereto, provided that failure of the Indemnified Party to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent, if any, that the Indemnitor's rights shall have been prejudiced or the Indemnitor's liability shall have been materially increased thereby. In case any such action, suit or proceeding is brought against an Indemnified Party, the Indemnitor shall be entitled to participate in (and, in its discretion, to assume) the defense thereof with counsel reasonably satisfactory to the Indemnified Party, provided, however, that the Indemnified Party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice at the expense of the Indemnitor if, in the good faith judgment of the Indemnified Party's counsel, representation by the Indemnitor's counsel may present a conflict of interest or there may be defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnitor. The Indemnitor will not settle any claim, action, suit or proceeding which would give rise to the Indemnitor's liability under its indemnity unless such settlement includes as an unconditional term thereof the giving by the claimant or plaintiff of a release of the Indemnified Party, in form and substance reasonably satisfactory to the Indemnified Party and its counsel, from all liability with respect to such claim, action, suit or proceeding. If the Indemnitor assumes the defense of any claim, action, suit or proceeding as provided in this Section 15.3, the Indemnified Party shall be permitted to join in the defense thereof with counsel of its own selection and at its own expense. If the Indemnitor shall not assume the defense of any claim, action, suit or proceeding, the Indemnified Party may defend against such claim, action, suit or proceeding in such manner as it may deem appropriate, provided that an Indemnified Party shall not settle any claim, action, suit or proceeding which would give rise to the Indemnitor's liability under its indemnity without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

         Section 15.4. Limitations on Liability. Notwithstanding anything to the contrary contained in this Article XV, no party shall be entitled to indemnification pursuant to Section 15.1(b) or 15.2(d) until its aggregate Damages shall be in excess of one hundred thousand dollars ($100,000), at which time such party shall be entitled to indemnification for the full amount of its Damages to the extent such Damages exceed such amount. In no event shall the Damages payable by Fleet in the aggregate exceed the Purchase Price and in no event shall any party be entitled to any incidental, consequential, special, exemplary or punitive Damages.

         Section 15.5.  General.

         (a) Each Indemnified Party shall be obligated in connection with any claim for indemnification under this Article XV to use all commercially reasonable efforts to obtain any insurance proceeds available to such
Indemnified Party with regard to the applicable claims. The amount which any Indemnitor is or may be required to pay to any Indemnified Party pursuant to this Article XV shall be reduced (retroactively, if necessary) by any insurance proceeds or other amounts actually recovered (net of any direct relevant collections costs) by or on behalf of such Indemnified Party in reduction of the related Damages. If an Indemnified Party shall have received the payment required by this Agreement from the Indemnitor in respect of Damages and shall subsequently receive insurance proceeds or other amounts in respect of such Damages, then such Indemnified Party shall promptly repay to the Indemnitor a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any direct relevant collection costs). The amount of any Damages arising from a breach by Seller of the representation set forth Section 6.7(a) due to the existence of a Lien which is not in respect of borrowed money and does not materially impair the continued use and operation of any of the Purchased Assets shall be limited to the lesser of (x) the cost of satisfying or removing such Lien and (y) the actual impairment to the Purchased Asset caused by the existence of such Lien.

         (b) In addition to the requirements of paragraph (a) above, each Indemnified Party shall be obligated in connection with any claim for indemnification under this Article XV to use all commercially reasonable efforts to mitigate Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Damages.

         (c) Subject to the rights of existing insurers of an Indemnified Party, an Indemnitor shall be subrogated to any right of action which the Indemnified Party may have against any other Person with respect to any matter giving rise to a claim for indemnification from such Indemnitor hereunder.

         (d) Except for the parties' rights to specific performance and injunctive relief as described in Section 17.14, the indemnification provided in this Article XV shall be the exclusive post-Closing Date remedy available to any Indemnified Party with respect to any breach of any representation, warranty, covenant or agreement made by Purchaser or Seller in this Agreement. The parties hereto further acknowledge that no indemnity shall be payable for any Damages with respect to any breach of representations or warranties in this Agreement if prior to Closing such party receives a written notice from the other party (i) disclosing such breach or breaches and (ii) informing such party that such breach or breaches constitute a Material Adverse Effect.

         (e) All indemnification payments under this Article XV shall be deemed adjustments to the Purchase Price as defined in Section 3.1 of Article III.

         Section 15.6. Survival. All representations, warranties and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of the Agreement and shall continue in full force and effect for a period of one (1) year after the Closing Date and thereafter shall terminate, except as to any claim for which written notice shall have been given prior to such date; and provided, further, that all covenants or agreements which by their terms are to be performed after the first anniversary of the Closing Date shall survive until fully discharged.


                                   ARTICLE XVI

                              POST-CLOSING MATTERS

         Section 16.1.  Further Assurances.  From and after the Closing Date:

         (a) Except as specifically provided otherwise herein, Seller shall assist Purchaser in the orderly transition of the operations of the Business and shall give such further assurances and execute, acknowledge and deliver all such instruments as may be necessary and appropriate to effectively vest in Purchaser title in the Purchased Assets in the manner contemplated hereby; provided that Seller need not incur any out-of-pocket costs or expenses in connection with its agreements in this Section 16.1 unless such costs or expenses are reimbursed by Purchaser; and

         (b) Except as specifically provided otherwise herein, Purchaser shall give such further assurances to Seller and shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate to effectively relieve and discharge Seller from any obligations remaining with respect to the Deposit Liabilities or other Assumed Liabilities; provided that Purchaser need not incur any out-of-pocket costs or expenses in connection with its agreements in this
Section 16.1 unless such costs or expenses are reimbursed by Seller.

         Section 16.2. Access to and Retention of Books and Records. For a period of six (6) years from the Closing Date, each party shall have commercially reasonable access to any books and records of the other party relating to the Purchased Assets and the Assumed Liabilities, and the requesting party, at its own expense, may make copies and extracts when such copies and extracts are required by regulatory authorities, for litigation purposes, or for tax or accounting purposes; provided that in the event that as of the end of such period, any tax year of Seller is under examination by any taxing authority, such books and records shall be maintained by Purchaser until a final determination of the tax liability of Seller for that year has been made. If such copies or extracts require use of a party's equipment or facilities, the user shall reimburse the other party for all costs incurred, including without limitation employee expenses.

         Section 16.3. Deposit Histories. In case of any dispute with or inquiry by any Customer whose Deposit Liability account is included in the Assumed Liabilities, which dispute or inquiry relates to the servicing of such account by Seller prior to the date for which a deposit history has been provided to Purchaser, Seller will provide Purchaser, where available and to the extent reasonably requested by Purchaser and not already provided to Purchaser, information regarding the Deposit Liability account and copies of pertinent documents or instruments with respect to such dispute or inquiry so as to permit Purchaser to respond to such Customer within a period of time and in a manner which would comply with standard banking practices and customs and all applicable laws.


                                  ARTICLE XVII

                                  MISCELLANEOUS

         Section 17.1.  Expenses.

         (a) Except as otherwise provided herein, Seller and Purchaser shall each pay all of their own out-of-pocket expenses in connection with this Agreement, including investment banking, appraisal, accounting, consulting, professional and legal fees, if any, whether or not the transactions contemplated by this Agreement are consummated.

         (b) Purchaser shall pay all (i) recording, filing or other fees, cost and expenses (including without limitation fees, costs and expenses for (w) preparation of title commitments, abstracts or searches, surveys, inspections, environmental audits or other investigations, (x) filing of any forms (including without limitation tax forms) with governmental authorities in connection with the transfer of the Real Property or Fixed Assets, (y) recording instruments or documents evidencing any transfers of interests in real property), and (z) any real property transfer stamps or taxes imposed on any transfers or interest in Real Property and any fees or charges payable to landlords in connection with Landlord Consents; provided that Seller shall pay all such fees, costs or expenses with respect to matters described in (x), (y) and (z) which Seller is required by law to pay and which are customarily paid by a seller of property in the applicable jurisdiction; and (ii) costs and expenses relating to the preparation, execution and recording of assignments of mortgages, financing statements, notes, security agreements or other instruments applicable to or arising in connection with the transfer, assignment or assumption of the Purchased Assets and Assumed Liabilities including, but not limited to, fees payable to the SBA in connection with the transfer to Purchaser of the SBA Loans.

         Section 17.2.  Trade Names and Trademarks.

         (a) The Purchaser acknowledges and agrees that notwithstanding anything to the contrary contained herein, it has, and following the Closing shall have, no interest in or to the names "Fleet", "BankBoston", "Fleet Boston" or any trade name, trademark or service mark, logo or corporate name of Seller, Fleet, BankBoston or any of their respective Affiliates, including, without limitation, the tradenames and trademarks listed on Schedule 17.2 hereto. After the Closing Date, Enterprise shall not permit Purchaser or any of its Affiliates to use any of the trade names, trademarks, service marks, logos or corporate names of Seller, Fleet, BankBoston or any of their respective Affiliates including, without, limitation, the tradenames and trademarks listed on Schedule 17.2 hereto.

         (b) From and after the Closing, Purchaser agrees not to use any forms or other documents bearing any name or logo of Seller, or the name or logo of any Affiliate of Seller, without the prior written consent of Seller, which consent may be denied or given in Seller's sole discretion. If such consent is given, Purchaser hereby agrees that all forms or other documents to which such consent relates will be stamped or otherwise marked in such a way that identifies Purchaser as the party using the form or document.

         Section 17.3. Termination; Extension of Closing Date. This Agreement shall terminate and shall be of no further force or effect as between the parties hereto, except as to the liability for actual direct damages due to a willful breach of any material representation, warranty or covenant occurring or arising prior to the date of termination, upon the occurrence of any of the following:

         (a)  Upon mutual agreement of the parties;

         (b) Upon written notice by either Purchaser or Seller to the other parties immediately upon receipt by Purchaser or Seller of notice from any governmental authority that Purchaser or Seller, as the case may be, has been denied any Regulatory Approval by Final order;

         (c) Upon written notice by either Purchaser or Seller to the other parties, if the Closing has not occurred within one (1) year following the closing of the transactions contemplated by the Merger Agreement;

         (d) By either the Purchaser or Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations, warranties, covenants or other agreements set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 17.3(d) unless the breach of representation, warranty, covenant, or other agreement together with all other such breaches would have a Material Adverse Effect; or

         (e) By Seller upon written notice if Purchaser or Enterprise shall have breached the representation contained in Section 7.7 hereof or shall not have satisfied its obligation under Section 9.8 hereof; or

         (f) By Seller at any time by notice to Purchaser if the Merger Agreement is terminated for any reason.

         Section 17.4. Modification and Waiver. No modification of any provision of this Agreement shall be binding unless in writing and executed by the party or parties sought to be bound thereby. Performance of or compliance with any covenant given herein or satisfaction of any condition to the obligations of either party hereunder may be waived by the parties to whom such covenant is given or whom such condition is intended to benefit, except as otherwise provided in this Agreement or to the extent any such condition is required by law; provided, that, any such waiver must be in writing.

         Section 17.5. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties hereto may be assigned without the prior written consent of the other parties hereto.

         Section 17.6.  Confidentiality.

         (a) From and after the date hereof, the parties hereto and their Affiliates shall keep confidential the terms of this Agreement and the negotiations relating hereto and all documents and information obtained by a party from another party in connection with the transactions contemplated hereby, except (i) to the extent this Agreement and such negotiations need to be disclosed to obtain a Regulatory Approval, (ii) for disclosures made in accordance with the terms of this Agreement, and (iii) to the extent required by applicable law, regulations or rules of any applicable national securities exchange. This section shall survive any termination of this Agreement.

         (b) Except as otherwise required by law, regulations or rules, including the rules of any self regulatory organization (as defined in the Securities Exchange Act of 1934, as amended), the parties hereto shall each furnish to the other the text of all notices and communications, written or oral, proposed to be sent by the furnishing party regarding the transactions contemplated hereby. Except as otherwise required by law, regulations or rules of the National Association of Securities Dealers or any national stock exchange, the furnishing party shall not send or transmit such notices or communications or otherwise make them public unless and until the consent of the other parties is received, which consent shall not be unreasonably withheld or delayed. This section shall survive any termination of this Agreement.

         (c) Purchaser and Seller shall issue mutually agreed upon press releases on the date of this Agreement and on the Closing Date or the first Business Day thereafter.

         Section 17.7. Entire Agreement; Governing Law. This Agreement, together with the exhibits and schedules attached hereto and made a part hereof, contains the entire agreement between the parties hereto with respect to the transactions covered and contemplated hereunder, and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof, provided that the terms of the Confidentiality Agreement, to the extent not inconsistent with the terms hereof, shall continue to apply. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to conflicts or choice of law provisions).

         Section 17.8. Consent to Jurisdiction; Waiver of Jury Trial. EACH PARTY HERETO, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY (OTHER THAN THE CONFIDENTIALITY AGREEMENT), AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

         EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONCERNED WITH THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY HERETO, NOR ANY ASSIGNEE OR SUCCESSOR OF A PARTY HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANYWAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         SECTION 17.9. Waiver of Certain Damages. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

         Section 17.10. Severability. In the event that any provision of this shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, and this Agreement shall otherwise remain in full force and effect.

         Section 17.11. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto.

         Section 17.12. Notices. All notices, consents, requests, instructions, approvals, waivers, stipulations and other communications provided for herein to be given by one party hereto to the other party shall be deemed validly given, made or served, if in writing and delivered personally or sent by certified mail, return receipt requested, nationally recognized overnight delivery service, or facsimile transmission, if to Seller or to Fleet addressed to:

                  Fleet Financial Group, Inc.
                  One Federal Street
                  37th Floor
                  Boston, MA 02110
                  Attention: Brian T. Moynihan
                  Facsimile number:  (617) 346-0137

         and
                  BankBoston Corporation
                  100 Federal Street
                  Boston, MA 02110
                  Attention: Peter J. Manning
                  Facsimile number:  (617) 434-7825

         with copies to-:

                  William C. Mutterperl, Esq.
                  Executive Vice President, General Counsel and Secretary Fleet Financial Group, Inc.
                  One Federal Street
                  37th Floor
                  Boston, MA 02110
                  Facsimile number:  (617) 346-0131

         and to:

                  Gary A. Spiess, Esq.
                  General Counsel
                  BankBoston Corporation
                  100 Federal Street
                  Boston, MA 02110
                  Facsimile number:  (617) 434-6525

         and to:

                  V. Duncan Johnson, Esq.
                  Edwards & Angell, LLP
                  2800 BankBoston Plaza
                  Providence, RI  02903-2499
                  Facsimile number: (401) 276-6625

         and to:

                  Norman J. Shachoy, Esq.
                  Neal J. Curtin, Esq.
                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA 02110
                  Facsimile number:  (617) 951-8736

         and if to Purchaser addressed to:

                  George L. Duncan
                  Chairman and Chief Executive Officer
                  Enterprise Bank and Trust Company
                  P.O. Box 908
                  Lowell, MA  01852
                  Facsimile Number:  (978) 934-9726

         with a copy to:

                  Stephen J. Coukos, Esq.
                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, MA 02109
                  Facsimile Number:  (617) 338-2880

         Notice by certified mail shall be deemed to be received three (3) Business Days after mailing of the same. Either party may change the persons or addresses to whom or to which notices may be sent by written notice to the others.

         Section 17.13. Interpretation. Article titles, headings to sections and any table of contents are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. As used herein, "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; "writing", "written" and comparable terms refer to printing, typing , lithography and other means of reproducing words in a visible form; references to a person are also to its successors and assigns; except as the context may otherwise require, "hereof", "herein", "hereunder" and comparable terms refer to the entirety hereof and not to any particular article, section or other subdivision hereof or attachment hereto; references to any gender include the other; except as the context may otherwise require, the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to "Article", "Section" or another subdivision or to an "Exhibit" or "Schedule" are to an article, section or subdivision hereof or an "Exhibit" or "Schedule". The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation, construction and enforcement of this Agreement or any amendment, schedule or exhibit hereto.

         Section 17.14. Specific Performance. The parties hereto acknowledge that monetary damages could not adequately compensate either party hereto in the event of a breach of this Agreement by the other, that the non-breaching party would suffer irreparable harm in the event of such breach and that the non-breaching party shall have, in addition to any other rights or remedies it may have at law or in equity, specific performance and injunctive relief as a remedy for the enforcement hereof.

         Section 17.15. No Third Party Beneficiaries. The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto. No future or present employee or customer of either of the parties nor their affiliates, successors or assigns or other person shall be treated as a third party beneficiary in or under this Agreement.

         Section  17.16.  Survival.  Except for Articles XV and XVI and Sections
17.1 and 17.2 and Sections 17.4 through 17.16 no representations, warranties, covenants or agreements made by the parties herein shall survive termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, by their duly authorized representatives, as of the day and year first above written.


                           FLEET FINANCIAL GROUP, INC.


                           By:   /s/  H. Jay Sarles
                                 Name:  H. Jay Sarles
                                 Title: Vice Chairman


                           FLEET NATIONAL BANK


                           By:   /s/  H. Jay Sarles
                                 Name:  H. Jay Sarles
                                 Title: Vice Chairman


                           ENTERPRISE BANK AND TRUST COMPANY

                           By:   /s/  George L. Duncan
                                 Name:  George L. Duncan
                                 Title: Chairman and Chief Executive Officer


                           Enterprise Bancorp, Inc.


                           By:   /s/  George L. Duncan
                                 Name:  George L. Duncan
                                 Title: Chairman and Chief Executive Officer

                     EXHIBITS AND SCHEDULES TO PURCHASE AND
                              ASSUMPTION AGREEMENT


                                  by and among

                          FLEET FINANCIAL GROUP, INC.,
                              FLEET NATIONAL BANK,

                        ENTERPRISE BANK & TRUST COMPANY,

                                       and

                             ENTERPRISE BANCORP INC.




                         Dated as of September 22, 1999

                                    EXHIBIT A

                Terms of Fleet Boston Divestiture Severance Plan

SEPARATION PROGRAM DESCRIPTION

The Separation Program includes three components: a three-layered cash benefit payable as salary continuation; continued group medical and life insurance through the salary continuation period; and the Transition Assistance Program.

PART I - CASH BENEFIT

Transferred Employees who are eligible for benefits will receive a Cash Benefit, payable as salary continuation that includes three parts: (1) basic severance;
(2) enhanced severance; and (3) merger supplement. The details are outlined below:

BASIC SEVERANCE

For Transferred Employees, the Basic Severance Amount is two weeks base pay for each full year of service with a four-week minimum. Partial years of service will be prorated with each full month of service counted as one-twelfth of a year.

ENHANCED SEVERANCE

For Transferred Employees, the Enhanced Severance Amount is calculated on an employee's base pay in effect on the date of the job elimination or termination, as follows:

ANNUAL BASE PAY                              ENHANCED SEVERANCE AMOUNT

Less than $50,000                                  10 weeks
$50,000 to less than $100,000                      20 weeks
$100,000 or greater                                30 weeks

MERGER SUPPLEMENT

For non-exempt  Transferred Employees a Merger Supplement equal to an additional
4.3 weeks of base salary will be paid. For exempt Transferred Employees a merger supplement equal to an additional 8.7 weeks of base salary will be paid.

The minimum non-exempt benefit is 18.3 weeks and the maximum non-exempt benefit is 82.3 weeks. The minimum exempt benefit is 22.7 weeks and the maximum exempt benefit is 86.7 weeks.

The Cash Benefit component will continue, even if the Transferred Employee obtains a job outside of Purchaser during his/her salary continuation period.

BASE PAY

Base pay is regular weekly base salary or hourly rate times employee's regularly scheduled hours per week, and excludes shift differential, overtime, incentive pay, bonus or commissions.

NOTICE PERIOD

A Transferred Employee must work through his/her notice period to receive severance benefits. If a Transferred Eligible employee is given less than two weeks' notice of termination of employment and is eligible under this Plan, such employee will receive additional separation pay equal to the difference between the amount of notice received and two weeks.

CALCULATION OF SERVICE

Service is measured in full calendar months. Transferred Employees who have never experienced a break in service receive credit for service from their original hire date with Fleet or BankBoston, or their affiliates and predecessors which includes service with an employer acquired by Fleet or BankBoston. If a Transferred Employee from an acquired organization had prior service with Fleet or BankBoston, credit for Fleet or BankBoston service will be granted.


PART II - GROUP MEDICAL AND LIFE INSURANCE

MEDICAL INSURANCE

Transferred Employees who are participants in a Purchaser sponsored medical plan at the time of notice of termination may continue such participation on the following basis:

Transferred Employees may elect to continue to participate in a Purchaser sponsored group medical plan by paying the prevailing active employee subsidized rates (the full premium less an amount equal to Purchaser's subsidy attributable to the medical coverage level selected that would have been allocated to them had termination not occurred) for the period severance is paid or until covered by another employer plan (as an employee or otherwise), whichever occurs first.

Transferred Employees may elect to continue to participate in Purchaser's sponsored group medical plan beyond the period described above, provided they are not covered by another group plan, by paying the full cost of the group plan premium (both employee and employer paid portion) plus a 2% administration fee for a period not to exceed the maximum COBRA continuation period measured from the Transferred Employee's severance end date.

GROUP LIFE INSURANCE

Transferred Employees may elect to continue their existing level of coverage in Purchaser's group life insurance plan by paying the prevailing active employee subsidized rates (full premium less an amount equal to Purchaser's subsidy that would have been allocated to them had termination not occurred, except if the result of this calculation produces a subsidized rate of zero or less, no premium will be due) for the period severance is paid.


PART III - TRANSITIONAL ASSISTANCE PROGRAMS

Transferred Employees may elect to participate in transition assistance programs such as outplacement services, external job retraining, and a choice of one of several transitional options including non-competitor internships, non-profit stipend, and entrepreneurial support.


This exhibit is intended to serve merely as a guideline to highlight relevant provisions of the Fleet Boston Divestiture Severance Plan as it relates to divested employees. It is not intended to serve as a summary plan description. If any inconsistencies between this exhibit and the summary plan description or plan document exist, the summary plan description or plan document will control.

                                    EXHIBIT B

                      Form of Purchaser's Letter of Credit

                         ENTERPRISE BANK & TRUST COMPANY
                              222 Merrimack Street
                                Lowell, MA 01852


                                    Standby Letter of Credit No. [          ]
                                    Date of Issue:  [        ], 2000
                                    Beneficiary:      Fleet National Bank
                                                      One Federal Street
                                                      Boston, MA  02110

                                    Amount/Currency:  Up to USD [        ]
                                    Date and Place of Expiry:  [       ], 2001
                                                            At:[   ]


In accordance with our undertaking in that certain Purchase and Assumption Agreement dated September 22, 1999, among you, us and others (the "Purchase Agreement"), we hereby open our Standby Letter of Credit Number [ ] in your favor. The amount of this credit shall be automatically reduced by (i) the available amount of any Scheduled Credit (as defined below) as to which the beneficiary thereof (or its transferee) has not presented a drawing complying with the terms of such Scheduled Credit on or before such Scheduled Credit's expiry date, such reduction to occur on such expiry date, (ii) amounts previously paid under this credit, amounts for which you have received reimbursement under a Reimbursement Agreement (as defined in the Purchase Agreement) and amounts otherwise paid directly to you pursuant to Section 12.11
(d) of the Purchase Agreement, such reduction to occur on the date you receive such payment or reimbursement; provided, however, that no automatic reduction shall apply under this subsection (ii) to payments by us, reimbursements under a Reimbursement Agreement or draws by you hereunder relating to any Scheduled Credit which by its terms reinstates as to the amount available thereunder and
(iii) the available amount of any Scheduled Credit as to which the beneficiary has unconditionally released you from all obligations thereunder.

Credit available with: [ ] by payment of your draft(s) at sight drawn on [ ]. Drafts must be accompanied by a written statement, signed by your authorized officer reading as follows:

"The amount of this drawing, $____________ (insert amount), is due to us as we have paid the amounts drawn hereunder on account of the Scheduled Credits in compliance with the Purchase Agreement, and have failed to receive reimbursement from you as agreed under the Purchase Agreement with respect to the following Scheduled Credits:

   Letter of Credit No./               Applicant                 Drawing
   Acceptance No.                        Name                   Amount


                   (List Letters of Credit/Acceptances Here)"



Other Conditions:

         In accordance with the Purchase Agreement, this letter of credit covers the following letters of credit/banker's acceptances issued by you (the "Scheduled Credits"):

  Letter of Credit/          Available Amount                          Expiry
  Acceptance No.            (US $ Balance)           Applicant          Date

  [             ]



         Grand Total:      USD[        ]

Partial drawings are permitted.




Communications with respect to this letter of credit shall be in writing and shall be addressed to:

                  [   ]
                  [   ]
                  [   ]
                  [   ]

This credit shall be automatically extended for an additional period of 90 days from the present or each future expiration date unless the amount of this credit shall have been reduced to zero.

Except as expressly otherwise stated herein, this letter of credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, and engages us in accordance with its terms.

ENTERPRISE BANK & TRUST COMPANY


By___________________________________
         Its Authorized Officer

                                    EXHIBIT C

                             Form of Quit Claim Deed

         FLEET NATIONAL BANK, a bank organized under the laws of the United States of America, having a usual place of business at One Federal Street, Boston, Massachusetts 02110, [OR THE NAME OF THE APPROPRIATE ENTITY HOLDING TITLE] in connection with that certain Purchase and Assumption Agreement dated September 22, 1999 by and among Enterprise Bank & Trust Company, a Massachusetts trust company, with its principal office at 222 Merrimack Street, Lowell, Massachusetts 01852, Enterprise Bancorp Inc., a Massachusetts corporation with its principal office at 222 Merrimack Street, Lowell, Massachusetts 01852, Fleet Financial Group, Inc., a Rhode Island corporation and Fleet National Bank, a national banking association, for consideration of ________ DOLLARS ($___________) hereby grants to Enterprise Bank & Trust Company, with QUITCLAIM
COVENANTS:

         That certain parcel of land with all buildings and improvements thereon situated in _______________ in the County of ________________ and
         Commonwealth of Massachusetts, bounded and described as follows:

         See Exhibit A attached hereto and incorporated herein.

         Subject to all easements, restrictions and encumbrances of record, if any, and to real estate assessments not yet due and payable.

For our title see _________________ Registry of Deeds Book ____, Page ____.

Property Address: _____________________________, Massachusetts

         This Deed does not convey all or substantially all of the assets of the Grantor.

         Executed as a sealed instrument as of this ____ day of ________, ____.

                                            GRANTOR
                                            ________________________________

                                            By:
                                                   Name:____________________
                                                   Title:___________________
                                            [SEAL]

                          COMMONWEALTH OF MASSACHUSETTS


__________________, ss                                      ___________, ____

         Then   personally    appeared   the    above-named    ________________,
_________________  of  __________________,  and acknowledged the foregoing to be his/her free act and deed on behalf of said entity before me,

                                             Notary Public
                                             Print Name: _____________________
                                             My Commission Expires:
                                             [SEAL]

                                   EXHIBIT A

                                Legal Description

                                    EXHIBIT D

                       Form of Bill of Sale and Assignment

         This BILL OF SALE AND ASSIGNMENT is made and entered into as of ___________, 2000, by Fleet National Bank, a national banking association ("Seller"), and Enterprise Bank & Trust Company, a Massachusetts trust company with its principal offices at 222 Merrimack Street, Lowell, Massachusetts 01852 ("Purchaser"). Capitalized terms used herein which are defined in that certain Purchase and Assumption Agreement dated as of September 22, 1999 among Fleet Financial Group, Inc. ("Fleet"), Seller, Enterprise Bancorp Inc. and Purchaser (the "Agreement"), shall have the same meanings herein as therein unless defined herein or the context requires otherwise herein.

                                   WITNESSETH:

         WHEREAS, pursuant to the Agreement, among other matters, Seller has agreed to transfer the Purchased Assets to Purchaser.

         NOW, THEREFORE, for good and valuable consideration paid by Purchaser to Seller at or before the execution of this Bill of Sale and Assignment, the receipt and sufficiency of which are hereby acknowledged, Seller by this Bill of Sale and Assignment does hereby convey, grant, bargain, sell, transfer, set over, assign, alienate, remise, release, deliver and confirm unto Purchaser, its successors and assigns, forever, all of Seller's right, title, interest in and to the Purchased Assets as of the close of business on the date hereof.

         TO HAVE AND TO HOLD all and singular the Purchased Assets unto Purchaser, its successors and assigns, to its and their own use and enjoyment forever.

                 SELLER FURTHER COVENANTS AND AGREES AS FOLLOWS:

     A. This Bill of Sale and Assignment shall not constitute an assignment in whole or in part of any Purchased Asset if an attempted assignment of the same without the consent of any other party thereto or with an interest therein would constitute a breach thereof or in any way affect the rights of Seller thereunder or be contrary to applicable law. If any such consent is not obtained with respect to any such Purchased Asset, then Seller, its respective successors and assigns, shall act as Purchaser's agent in order to obtain for Purchaser, its successors and assigns, the benefits thereunder.

     B. This Bill of Sale and Assignment is given pursuant to the provisions of the Agreement, and, except as herein otherwise provided, the transfer of the Purchased Assets hereunder is made subject to the terms and provisions of the Agreement.

     C. This Bill of Sale and Assignment is only for the benefit of the Purchaser and its successors and assigns and shall not be relied upon by, or inure to the benefit of, any other party.

     D. Any notice, request or other document to be given hereunder or in connection herewith to any party hereto shall be given in the manner described in the Agreement.

     E. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, Seller has duly executed and delivered this Bill of Sale as of the day and year first above written.

                                         Seller:

                                             FLEET NATIONAL BANK


                                             By:___________________________
                                                  Title:

                                    EXHIBIT E

                   Form of Assignment and Assumption Agreement

         This ASSIGNMENT and ASSUMPTION AGREEMENT ("Agreement") is made and entered into as of [ ], 2000 by and among Enterprise Bancorp Inc., a Massachusetts corporation, Enterprise Bank & Trust Company, a Massachusetts trust company ("Purchaser") and Fleet National Bank, a national banking association ("Seller"). Capitalized terms used herein which are defined in that certain Purchase and Assumption Agreement dated as of September 22, 1999 among Fleet Financial Group, Inc., Seller, Enterprise Bancorp Inc. and Purchaser (the "Purchase and Assumption Agreement"), shall have the same meanings herein as therein unless defined herein or the context requires otherwise herein.

                               W I T N E S S E T H

       WHEREAS, pursuant to the terms of the Purchase and Assumption Agreement, Purchaser agreed to assume certain liabilities and obligations of Seller.

       NOW, THEREFORE, in consideration of the mutual agreements contained in the Purchase and Assumption Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       For value received, Seller hereby assigns, and Purchaser hereby assumes and agrees to perform and discharge, the Assumed Liabilities.

       With respect to the assumption of any Assumed Liability or acceptance of any right, title, interest or obligation, to any Assumed Liability as to which a consent is required for the assignment and assumption thereof, this Agreement shall not constitute an assignment, transfer or sublicense (or attempted assignment, transfer or sublicense) thereof from Seller to Purchaser unless and until such consent is obtained, whereupon this instrument shall automatically and without further action by any party be effective to assign and transfer such Assumed Liability from Seller to Purchaser in accordance with all of the terms and conditions of the Agreement, such assignment and transfer (and the assumption thereof by Purchaser) to be effective as of the date hereof.

       With respect to any Assumed Liability as to which a consent to assignment is not in full force and effect on the date hereof, Purchaser shall perform all duties and obligations of Seller thereunder pending the receipt of such consent, and Seller shall make available to Purchaser all the benefits thereof to the maximum extent possible during such period.

       The Assumed Liabilities being assumed pursuant to this Agreement are subject to the terms and conditions of the Purchase and Assumption Agreement. Notwithstanding anything to the contrary set forth herein, if there is any conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase and Assumption Agreement, the terms and conditions of the Purchase and Assumption Agreement shall control.

       This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be relied upon, or inure to the benefit of, any other party.

       Any notice, request or other document to be given hereunder or in connection herewith to any party hereto shall be given in the manner described in the Agreement.

       This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, each of the parties by their respective duly authorized officers has caused this instrument to be executed as of the date first above written.
                                            Purchaser:

                                            ENTERPRISE BANCORP INC.


                                            By:___________________________
                                            Title:

                                            ENTERPRISE BANK & TRUST COMPANY


                                            By:___________________________
                                            Title:

                                            Seller:


                                            FLEET NATIONAL BANK


                                            By:___________________________
                                            Title:

                                    EXHIBIT F

                            Form of Lease Assignment

         KNOW THAT, in connection with that certain Purchase and Assumption Agreement dated September 22, 1999 by and among Enterprise Bank & Trust Company, a Massachusetts trust company, Enterprise Bancorp Inc., a Massachusetts corporation, Fleet Financial Group, Inc., a Rhode Island corporation and Fleet National Bank, a national banking association ("Assignor"), Assignor hereby assigns unto Enterprise Bank & Trust Company ("Assignee"), for good and valuable consideration paid by Purchaser, without recourse, all of Assignor's right, title and interest as tenant (including, without limitation, renewal rights, rights of first refusal and options to purchase, if any) under a certain lease more particularly described on Exhibit A attached hereto, covering premises described on such Exhibit and in such lease (the "Lease").

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the close of business as of the date hereof (the "Closing Date"), subject to the terms, covenants, conditions and provisions set forth in the Lease.

         Assignee hereby assumes, effective as of the Closing Date, the performance of all terms, covenants, conditions and obligations of the Lease to be performed by Assignor under the Lease. Assignee hereby agrees that after the Closing Date it is liable for all obligations occurring after the Closing Date with respect to the Lease.

         All rent and security deposits paid or payable under the Lease shall be adjusted between Assignor and Assignee as of the date hereof in accordance with
Section 3.5 of the Agreement.

         Assignee hereby agrees that any and all options to extend the term of the lease or enlarge the area of the leased premises shall not be exercised by the Assignee unless and until Assignor is released from any and all liability by the landlord specified in the lease.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this agreement as of the ____ day of _____________, 2000.

FLEET NATIONAL BANK                            ENTERPRISE BANK & TRUST
                                                  COMPANY


By:___________________________                 By:___________________________
     Title:                                                     Title:

STATE OF MASSACHUSETTS

COUNTY OF _______________, SS                           _______________, 2000

         Personally appeared the above named [Name], [Title], of Fleet National Bank and acknowledged before me the foregoing instrument to be his/her free act and deed in his/her said capacity and the free act and deed of said corporation.




                                              Notary Public
                                              My Commission Expires:


                                              Print or type name as signed



STATE OF MASSACHUSETTS

COUNTY OF _______________, SS                            _______________, 2000

         Personally appeared the above named [Name], [Title], of Enterprise Bank & Trust Company and acknowledged before me the foregoing instrument to be his/her free act and deed in his/her said capacity and the free act and deed of said corporation.



                                                 Notary Public
                                                 My Commission Expires:


                                                 Print or type name as signed

                                    EXHIBIT A

Location: [ ]

Lease by and between [ ]

                                    EXHIBIT G

                     Form of Seller's Officer's Certificate


                             CERTIFICATE OF OFFICER
                               FLEET NATIONAL BANK


         I, [ ], being the duly elected [ ] of Fleet National Bank ("Seller"), do hereby certify, pursuant to Section 5.2(f) of that certain Purchase and Assumption Agreement among Fleet Financial Group, Inc. ("Fleet"), Seller, Enterprise Bancorp Inc. and Enterprise Bank & Trust Company ("Purchaser") dated as of September 22, 1999 (the "Agreement"), that:


         1. All of the covenants and other agreements required by the Agreement to be complied with and performed by [Seller or Fleet] on or before the date hereof have been duly complied with and performed in all material respects.

         2. The representations and warranties made by [Seller and/or Fleet] in the Agreement and in any certificate or other document delivered pursuant to the provisions thereof or in connection with the transactions contemplated thereby are true and correct in all material respects on and as of the date hereof, with the same force and effect as though such representations and warranties had been made on the date hereof, provided, however, that the representations and warranties made by [Seller and/or Fleet] in the Agreement or in any certificate or other document delivered pursuant to the provisions thereof shall be deemed to be true and correct in all material respects on and as of the date hereof, with the same force and effect as though made on the date hereof, unless the failure to be so true and correct would have a Material Adverse Effect.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by a duly authorized officer on this ______ day of _____________, 2000.


                                                  FLEET NATIONAL BANK


                                                  _______________________
                                                  By:
                                                  Title:

                                    EXHIBIT H

                       Form of Seller's Power of Attorney

         KNOW ALL BY THESE PRESENTS, that in connection with the transfer on ___________, 2000, (the "Closing"), of certain Loans by Fleet National Bank ("Seller"), to Enterprise Bank & Trust Company ("Purchaser"), in accordance with that certain Purchase and Assumption Agreement, dated as of September 22, 1999, by and among Enterprise Bank & Trust Company, a Massachusetts trust company, Enterprise Bancorp Inc., a Massachusetts corporation, Fleet Financial Group, Inc., a Rhode Island corporation and Fleet National Bank, a national banking association (the "Agreement"), Seller has made, constituted and appointed and hereby irrevocably makes, constitutes and appoints each of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

as its true and lawful attorneys-in-fact for Fleet National Bank's name, place and stead, with full power of substitution ("Representative(s)"), as provided herein below, and authorizes and empowers each of them to fulfill the role of Representative hereunder; and each of them hereby accepts such appointment as evidenced by the signature of each below. Capitalized terms used herein which are defined in the Agreement shall have the same meanings herein as therein unless otherwise defined herein.

         The Representatives are hereby empowered to take the following limited actions: (i) to endorse over to Purchaser any and all notes, installment sale contracts, reimbursement agreements and other evidences of indebtedness given by Customers in connection with the Loans, utilizing for such endorsement such stamps or other devices as may be furnished to the Representatives and/or approved by Seller for the purpose of such endorsement, (ii) to execute and record assignments to Purchaser of any and all other documents, agreements and materials relating to the Loans, by signing appropriate instruments of assignment and transfer on behalf of Seller as may be approved by Purchaser, which approval shall not be unreasonably withheld or delayed, including affixing facsimile signature(s) to such instruments, if so approved, (iii) to execute, deliver and record, for and on behalf of Seller, any and all documents necessary to effectuate the full and proper discharge after the Closing of mortgages and other collateral relating to the Loans as transferred by Seller to Purchaser at Closing, and (iv) to do and perform any and all acts for and on behalf of Seller which may be necessary or desirable to complete such transfers and discharges as are referred to in clauses (i), (ii) and (iii) above; provided, however, that the authority of the Representatives and each of them to perform any or all the actions specified in the preceding clauses (i) through (iv) pursuant to this Limited Power of Attorney shall expire at 11:59 p.m.on [6 months following the Closing Date].

         Seller   ratifies  and   confirms,   as  its  own  act,  all  that  the
Representatives shall do or cause to be done pursuant to the foregoing provisions. This grant of a Limited Power of Attorney in favor of the Representatives is coupled with an interest and is irrevocable.

         Seller hereby agrees to indemnify and hold harmless the Representatives and each of them from and against any and all loss, liability or expense incurred by them or on their behalf arising out of or in connection with their serving as Representatives hereunder, including all reasonable costs and expenses incurred by the Representatives in defending against any claim of liability in connection herewith, except for any such loss, liability or expense resulting from bad faith, willful misconduct or gross negligence on the part of the Representative or any of them.

         IN WITNESS WHEREOF, the undersigned have caused this Limited Power of Attorney to be executed as of this ______ day of _________ 2000.

                                           FLEET NATIONAL BANK


                                           By:_________________________________
                                                [                    ]

------------------------------------        ------------------------------------


------------------------------------        ------------------------------------


------------------------------------        ------------------------------------


------------------------------------        ------------------------------------

STATE OF MASSACHUSETTS

COUNTY OF _______________, SS                            _______________, 2000

         Personally appeared the above named [Name], [Title], of Fleet National Bank, and acknowledged before me the foregoing instrument to be his/her free act and deed in his/her said capacity and the free act and deed of said corporation.




                                              Notary Public
                                              My Commission Expires:


                                              Print or type name as signed

                                    EXHIBIT I

                     Form of Purchaser Officer's Certificate


                             CERTIFICATE OF OFFICER
                                       [ ]

         I, [ ], being the duly elected [ ] of [Enterprise Bank & Trust Company or Enterprise Bancorp Inc.], do hereby certify, pursuant to Section 5.3(d) of that certain Purchase and Assumption Agreement among Fleet Financial Group, Inc. ("Fleet"), Fleet National Bank ("Seller"), Enterprise Bancorp Inc. and Enterprise Bank & Trust Company ("Purchaser") dated as of September 22, 1999 (the "Agreement"), that:

         1. All of the covenants and agreements required by the Agreement to be complied with and performed by [Purchaser or Enterprise Bancorp Inc.] on or before the date hereof have been duly complied with and performed in all material respects.

         2. The representations and warranties made by [Purchaser and/or Enterprise Bancorp Inc.] in the Agreement or in any
                  certificate or other document delivered pursuant to the provisions thereof or in connection with the transactions contemplated thereby are true and correct in all material respects, on and as of the date hereof, with the same force and effect as though such representations and warranties had been made on the date hereof; provided, however, that the representations and warranties of [Purchaser or Enterprise Bancorp Inc.] in the Agreement or in any certificate or other document delivered pursuant to the provisions thereof shall be deemed to be true and correct in all material respects on and as of the date hereof, with the same force and effect as though made on the date hereof, unless the failure to be so true and correct would have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by the Agreement;

         Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by a duly authorized officer on the ___ day of ________________ 2000.


                                             ENTERPRISE BANK & TRUST COMPANY


                                             ------------------------------
                                             By:
                                             Title:

                                   EXHIBIT J

                      Form of Use and Occupancy Agreement


         This  Use  and  Occupancy   Agreement   ("Agreement")  is  made  as  of
___________, 2000 by and between [ ], having a place of business at [ ] ("Tenant") and Enterprise Bank & Trust Company with an address of 222 Merrimack Street, Lowell, Massachusetts 01852 ("Occupant").

         WHEREAS, Tenant is the tenant pursuant to a lease ("Lease") between _____________________ ("Landlord") and Tenant, dated ______________, 19___, of the following described premises:






(collectively, hereinafter "Premises"); and

         WHEREAS, Occupant has requested permission of Tenant to use and occupy the Premises;

         WHEREAS, Tenant has not obtained Landlord's consent to an assignment or sublet of the Lease;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, Tenant agrees to permit Occupant to use and occupy the Premises and Occupant agrees to occupy the Premises upon the following terms and conditions:

         1. Occupant shall have the exclusive right to use and occupy the Premises for the operation of a banking facility, including without limitation retail banking and automatic teller machines, and for any other lawful purpose(s) consistent with the terms of the Lease.

         2. The term of this Agreement ("Term") shall commence on _____________, 2000 and shall expire on the earlier of the date upon which the term of the Lease expires or the interest of Tenant in the Lease is terminated for any reason whatsoever.

         3. During the Term Occupant shall pay to Tenant as an occupancy charge ("Occupancy Charge") for its use and occupancy of the Premises the following amounts, payable in equal monthly installments in advance on the first day of each calendar month:

Period           Annual Occupancy Charge            Monthly Occupancy Charge

Occupancy charges for periods of less than a calendar month at the commencement of the Term shall be prorated.

         4. During the Term Occupant shall reimburse Tenant promptly upon receipt of an invoice for the amounts actually paid by Tenant (a) on account of municipal taxes on the Premises and (b) for the cost of fuel, water and sewer service relating to the Premises. All of such amounts shall be prorated for any partial calendar and tax years falling within the Term.

         5. During the Term Occupant shall (a) pay the cost of the electricity consumed by it within the Premises and for lighting the parking area serving the Premises and (b) and all other costs related to its occupancy of the Premises.

         6. During the Term Occupant shall repair and maintain the Premises in as good condition as on the date of the execution of this Agreement, reasonable wear and tear excepted, and shall not permit the Premises to be overloaded, damaged, stripped or defaced nor suffer any waste.

         7.  Occupant  shall  not  make  any   modifications,   improvements  or
alterations to the Premises during the term of this Agreement, without the prior written consent of Tenant.

         8. Occupant shall use and occupy the Premises at its sole risk. All personal property stored or kept in the Premises shall be at Occupant's sole risk. Occupant shall hold Tenant harmless and indemnify Tenant against any and all losses, claims, costs, expenses and liabilities (including reasonable attorney's fees) arising out of Occupant's use and occupancy of the Premises. Occupant shall maintain liability insurance against personal injury and property damage in an amount of at least $1,000,000, naming Tenant and Landlord as additional insureds, and workers compensation coverage as required by law. All such insurance shall insure the interests of Tenant regardless of any breach or violation by Occupant of warranties, declarations or conditions contained in such policies or any action or inaction of Occupant or of any other person. Prior to occupying the Premises, Occupant shall furnish Tenant with a certificate evidencing such insurance.

         9. Occupant, having inspected the Premises, agrees to occupy the Premises in "AS IS" condition.

         10. Tenant represents to Occupant that attached hereto as Exhibit B is a true and complete copy of the Lease. Occupant represents to Tenant that it has read the Lease and understands and accepts the terms and conditions thereof.

         11. Except as may be  inconsistent  with the terms  hereof,  all of the terms, provisions, covenants and conditions contained in the Lease are incorporated herein by reference and are hereby made a part of this Agreement with the same force and effect as if Tenant were the Landlord under the Lease and Occupant were the Tenant thereunder from and after the Commencement Date, and in case of any breach of this Agreement by Occupant, Tenant shall have all of the rights and remedies against Occupant as would be available to the Landlord against the Tenant under the Lease if such breach were by the tenant thereunder.

         12. Occupant shall not do anything which would cause the Lease to be terminated or forfeited, and Occupant shall indemnify and hold Tenant harmless from and against any and all claims, liabilities, losses, damage, demands, expenses (including without limitation reasonable attorneys' fees), actions and causes of action of any kind whatsoever by reason of any breach or default on the part of Occupant by reason of which the Lease may be terminated or forfeited.

         13. Upon the expiration date or earlier termination of this Agreement, Occupant shall, without further demand or notice, terminate its use of the Premises, leaving the Premises broom-clean and in good condition and repair, free of trash and debris, reasonable wear and tear excepted. Any personal property not removed by Occupant shall be deemed abandoned and shall be disposed of by Tenant at Occupant's sole expense.

         14. (a) In the event that the Occupant shall default in the observance or performance of any of the Occupant's covenants, agreements, or obligations hereunder or the Occupant shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of Occupant's property for the benefit of creditors then the Tenant shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Premises, to declare the term of this Agreement ended, and remove the Occupant's effects, without prejudice to any remedies which Tenant might otherwise have for arrears of rent or other default. In addition, Tenant shall have the same remedies against Occupant as Landlord under the Lease has against Tenant, except that any remedies relating to rent shall be based on the rent being paid under this Agreement. If the Occupant shall default in the observance or performance of any conditions or covenants of Occupant's part to be observed or performed under or by virtue of any of the provisions of this Agreement, the Tenant, without being under any obligation to do so and without thereby waiving such default, may remedy such default, after reasonable notice thereof (except that no notice shall be required in an emergency which shall mean only such cases as there is a threat of physical injury to persons or property or the rights of Tenant in the Lease will, in Tenant's sole judgment, be threatened without immediate action), for the account and at the expense of the Occupant.

                  (b) If Tenant makes any expenditures or incurs any obligations for the payment of money in connection with any default under this Agreement by Occupant, including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding under this Agreement or otherwise exercising its remedies, such sums paid or obligations incurred, with interest at the rate of twelve percent (12%) per annum (but in no event in excess of the maximum rate permitted under applicable law) and costs shall be paid to Tenant by Occupant upon demand as additional rent.

         15. Notices hereunder shall be deemed to be properly given if hand delivered or mailed by certified mail, postage prepaid, return receipt requested, to the other party at the address set forth above, or any other address of which the sending party has been notified in accordance with the provisions of this paragraph.

         16.   Nothing   in  this   Agreement   shall  be  deemed  to  create  a
landlord-tenant relationship between the parties.

         17. This Agreement shall not be modified in any way except by a writing executed and delivered by both parties.

         18. This Agreement shall not be assigned without the prior written consent of Tenant nor may a majority of the shares or assets of the Occupant be transferred without the prior written consent of Tenant. No assignment under this paragraph 18 shall relieve Occupant of any obligation under this Agreement.

         19. Any and all written consents of Tenant shall be granted or denied by Tenant in its discretion, which consents shall not be unreasonably withheld or denied.

         20. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Tenant and Occupant and their respective successors and assigns.

         The undersigned have caused this Agreement to be duly executed this ____th day of ___________, 2000.



[TENANT]                                    ENTERPRISE BANK & TRUST COMPANY



By:__________________________               By:___________________________
     Name:                                                 Name:
     Title:                                                Title:

                                    EXHIBIT K

                             Form of Lease Agreement


LOCATION:                    TO BE DETERMINED

PREMISES/AREA:               TO BE DETERMINED

USE:                         Retail banking
                             and/or general office

DELIVERY:                    Upon divestiture

TERM: Ten (10) years unless earlier terminated by purchase of premises in accordance with Section 11.1(e)(iii) of the Purchase and Assumption Agreement

EXTENSION OPTIONS:

RENT COMMENCEMENT:           Upon delivery

RENTAL RATE:                 Market  rate  as  agreed  to  by  the  parties  or
                             determined pursuant to a real estate appraisal performed by an experienced real estate appraiser selected by two other real estate appraisers designated by Seller and Purchaser, respectively.


ELECTRICITY:                 Paid by Tenant

OPERATING EXPENSES:          Paid by Tenant

TAXES:                       Paid by Tenant

ASSIGNMENT/SUBLET:           Tenant may not assign or sublet without Landlord's
                             approval.

ACCESS: Tenant may have access 24 hours per day 7 days per week to the premises.

                                    EXHIBIT L

                       Form of Collateral Agency Agreement


         This Collateral Agency Agreement is made as of [ ], 2000 (this "Agreement") by and between Fleet National Bank, a national banking association with an office at One Federal Street, Boston, Massachusetts 02110 ("Seller") and Enterprise Bank & Trust Company, a Massachusetts trust company with its principal office at 222 Merrimack Street, Lowell, Massachusetts 01852 ("Purchaser"); and Fleet National Bank, a national banking association with an office at One Federal Street, Boston, Massachusetts 02110, as collateral agent hereunder (the "Collateral Agent") for the Seller and Purchaser.

                                    RECITALS

A. The Seller, the Purchaser and others are party to a certain Purchase and Assumption Agreement dated as of September 22, 1999 (as amended from time to time, the "Purchase Agreement"). Capitalized terms used herein without definition have the meanings assigned to them in the Purchase Agreement.

B. Pursuant to the Purchase Agreement, among other things, the Seller has sold, and the Purchaser has purchased, on the Closing Date, (i) all of the Loans which are listed as "Direct Loans" on Exhibit A hereto (the "Direct Loans") and (ii) a 100% participation interest in the Letters of Credit listed on Exhibit A hereto (the "Letter of Credit Obligations").

C.  The  Liens  granted  in  the  Letter  of  Credit  Collateral  (herein,   the
"Collateral") by borrowers, guarantors, pledgors or other parties granting any Collateral (each, a "Loan Party") secure both the Letter of Credit Obligations and Direct Loans (collectively, the "Obligations").

D. The Seller and the Purchaser (individually, a "Lender" and collectively, the "Lenders") desire that the Collateral Agent shall hold the Collateral and enforce the Collateral Documents (as defined below) on their behalf as provided herein.

E. The Collateral Agent is willing to accept the Collateral as Collateral Agent for the Lenders subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

         1.       Appointment.

         (a) Each Lender hereby irrevocably designates and appoints the Collateral Agent as the collateral agent for each of them under this Agreement with respect to the Collateral and security agreements, assignments, mortgages, deeds of trust, pledges and other security documents, now or hereafter assigned to the Collateral Agent by the Lenders pursuant to the Collateral Assignment Instruments (collectively, the "Collateral Documents"). Each Lender agrees that the Collateral Agent may act in that Lender's place, name and stead for the benefit of the Lender and each such Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the Collateral Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Collateral Document or otherwise exist against the Collateral Agent.

         (b) Without limiting the generality of the power and authority vested in the Collateral Agent pursuant to (a), above, the power and authority vested in the Collateral Agent includes, but is not limited to, the following:

                  (i) All powers reasonably incident to the Agent's discharge of its duties enumerated in Section 2 herein;

                  (ii) To execute, seal, acknowledge, and deliver as Collateral Agent, all such instruments as may be appropriate in connection with the administration of the Collateral and the exercise by the Collateral Agent of its various rights with respect thereto pursuant to the Collateral Documents or otherwise;

                  (iii) To initiate, prosecute, defend, and to participate in actions and proceedings in its name as Collateral Agent for the benefit of the Lenders hereunder;

                  (iv) To retain attorneys, accountants, and other professionals to provide advice and professional services to the Collateral Agent, with their fees and expenses reimbursable to the Collateral Agent pursuant to Section 6 herein; and

                  (v) To incur other expenses reasonably incident to the discharge by the Collateral Agent of its duties and to the exercise by the Collateral Agent of its powers hereunder, with the fees and expenses reimbursable to the Collateral Agent pursuant to Section 5 herein.

         (c) The within appointment of the Collateral Agent, being coupled with an interest, is irrevocable except upon the written agreement of all of the Lenders in accordance with Section 18 herein.

         2.       The Collateral Agent's Duties.

         (a) The Collateral Agent's duties hereunder shall be mechanical and administrative in nature and shall consist of the following:

                  (i) The safekeeping of all original documents which relate to the Collateral;

                  (ii) The acting as secured party, mortgagee, assignee and/or pledgee with respect to the Collateral;

                  (iii) The consultation with the Lenders from time to time concerning the administration of the Collateral;

                  (iv) The conducting of any foreclosure or disposition of the Collateral;

                  (v) The distribution to the Lenders of Collections (as defined below) (such distribution being subject to Section 5 herein); and

                  (vi) The exercise of all rights, remedies, powers, privileges, and discretions to which the Collateral Agent otherwise might be entitled under the Collateral Documents as if the Collateral Agent were the secured party, mortgagee, assignee and/or pledgee in its own right and in accordance with customary banking practices, including, without limitation, such actions which the Collateral Agent may deem necessary or advisable from time to time to preserve, perfect and continue perfected its Liens in the Collateral, including, signing and filing continuation statements or amending financing statements under the Uniform Commercial Code of the applicable State.

                  (b) The  Collateral  Agent may execute any of its duties under this Agreement and the Collateral Documents by or through agents or attorneysinfact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys infact selected by it with reasonable care.

         3.       Certain Agreements of the Lenders.

                  (a) If at any time in the future, any Lender holds or obtains a Lien on Collateral in its own name, such Lender agrees to assign such Lien, without warranty or recourse, to the

Collateral Agent (to be held by the Collateral Agent as the collateral agent for each of the Lenders).

                  (b) If any Lender shall receive any Collection in violation of this Agreement, such Lender shall hold such payment in trust for the benefit of the Lenders and, promptly upon discovery or notice of such violation, pay such Collection over to the Collateral Agent for distribution in accordance with
Section 5 below.

                  (c) The Purchaser shall use commercially reasonable efforts to provide a true copy of this Agreement (with appropriate redactions to Exhibit A hereto) to each Loan Party and to obtain the acknowledgment, consent and agreement of such Loan Party to the provisions of this Agreement.

                  (d) The Lenders agree that, in the event of any sale or disposition by any Loan Party of Collateral, the Collateral Agent may act on the instructions of the Required Lender (as defined below) in releasing the Collateral Agent's Lien to facilitate such sale or disposition, and all the Lenders shall be bound by such release of Lien (subject to their rights to the Collections therefrom); provided, however, without the prior written consent of Seller (which consent will not be unreasonably withheld or delayed), the Collateral Agent shall not release the Collateral Agent's Lien on Collateral; and, provided, further, however, the consent of Seller shall not be required in connection with any such release of the Collateral Agent's Lien on Collateral if the Letter of Credit Obligations secured by such Lien: (i) have previously been paid in full in cash; (ii) will be paid in full in cash in connection with such sale or disposition; or (iii) have previously been terminated and released or will be terminated or released in connection with such sale or disposition.

                  (e) The Lenders agree that upon receipt of (i) notice from the Collateral Agent pursuant to Section 4(a) below that an event of default has occurred with respect any Obligation and (ii) notice from the Required Lender that the Required Lender desires to accelerate payment of the affected Obligations, all affected Lenders shall promptly exercise their rights, if any, to declare an event of default under all related loan documents (collectively, the "Loan Documents") and to accelerate payment of the affected Obligations.

         4.       Certain Actions By Collateral Agent.

         (a) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default or event of default with respect to the Obligations unless the Collateral Agent has received notice from a Lender (delivered in accordance with Section 8 below) referring to this Agreement, describing such default or event of default and stating that such notice is a "notice of default". In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give notice thereof to all of the Lenders.

         (b) The Collateral Agent shall take such action with respect to such default or event of default as shall be reasonably directed by the Required Lender and shall, in accordance with such directions, exercise, with respect to any and all Collateral for such Obligation, all of the rights and remedies under the applicable Collateral Documents, a secured party under the Uniform Commercial Code, a pledgee of securities under applicable law or of a mortgagee under applicable real property law, as the case may be, available in the state where the Collateral Agent is seeking to assert such right or remedy.

         (c) As used herein, the term "Required Lender" shall mean the Purchaser; provided, if at any time the Seller shall have notified the Purchaser and Collateral Agent, in writing, that the Purchaser is in default of its obligations under Section 12.11(d) of the Purchase Agreement, then, until the Seller has notified the Collateral Agent that Purchaser's default has been cured or waived, "Required Lender" shall mean Seller.

         (d) In the event that any Letter of Credit Obligation owed to a Seller is satisfied in full in cash or is terminated prior to the satisfaction of the related Direct Loan held by the Purchaser, the Seller shall so notify the Collateral Agent in writing and the Collateral Agent shall assign the subject Collateral Documents (without representation or warranty) to the Purchaser. Upon any such assignment, the Collateral Agent shall be wholly discharged of any obligation which it may then have to the Purchaser hereunder or on account of the arrangements contemplated hereby with respect to such Collateral Documents and the Obligations secured thereby.

         5.       Distribution of Proceeds.

         (a) As used herein, the term "Collections" shall mean the following, whether received by the Collateral Agent or any Lender: (i) any proceeds of any foreclosure, sale, exchange, disposition of, or other realization upon any Collateral, including, without limitation, insurance and condemnation proceeds arising from or relating to collateral, and (ii) any cash, property, securities or other value, directly or indirectly received, held or otherwise obtained in respect of any Obligations, whether pursuant to any set-off, attachment, garnishment, execution or other proceedings for collection thereof or pursuant to any bankruptcy, reorganization, liquidation or other similar proceeding or otherwise.

         (b) Each Lender shall immediately pay to the Collateral Agent all Collections received by such Lender for distribution as set forth in Section 5(c) below.

         (c) Any Collections shall be distributed by the Collateral Agent, to the extent available, as follows:

                  (i) First, to the Collateral Agent, as reimbursement for all costs and expenses reasonably incurred by the Collateral Agent in connection with such Collections and in otherwise discharging its duties hereunder;

                  (ii) Second, to the Seller for application to (or to be held as cash collateral for) the affected Letter of Credit Obligations until paid in full in cash or until cash collateral in an amount equal to such Letter of Credit Obligations is held by the Seller;

                  (iii) Third, to the Purchaser for application to the affected Direct Loan until paid in full; and

                  (iv) Fourth, to any one or more third parties which the Collateral Agent determines to be entitled thereto.

         (d) If any Lender shall be obligated to pay to any other Lender a portion of any Collection and shall make such payment, the Loan Parties obligated thereon shall be deemed to have satisfied their obligations in respect of indebtedness held by such Lender only to the extent of the Collection actually retained by the such Lender after giving effect to payment by such Lender to other Lenders in accordance with the terms hereof. The Obligations held by such other Lenders shall be deemed to have been satisfied to the extent of the amount of such Collection distributed to each such Lender.

         6.       Costs and Expenses.

         To the extent not paid by third parties pursuant to contractual obligations of such third parties, the Purchaser will pay all reasonable costs and expenses incurred by the Collateral Agent on or after this date for legal, accounting, consulting, and other services rendered to the Collateral Agent in respect of the Collateral Agent's discharge of its duties hereunder. Collateral Agent shall not incur costs and expenses in excess of $20,000 in the aggregate with respect to any Obligation without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

         7.       Contribution.

         In the event that at any time, whether before or after the termination of the within Agreement, the Collateral Agent shall be sued or shall have a threat or claim made upon it by or on behalf of a Loan Party or by any other third party; any creditor of any of the foregoing; any trustee, receiver, assignee, or other fiduciary appointed with respect to any of the foregoing; or any person whose rights derive from any of the foregoing, which suit, threat or claim is based upon any claim, demand, cause of action, or the like, which relates to the Collateral Agent's acting in accordance with this Agreement, then the Purchaser shall pay all monies reasonably paid in satisfaction or compromise of such suit, threat, or claim and all costs and expenses and reasonable attorneys' fees incurred by the Collateral Agent in connection with the defense of such suit, threat, or claim; provided, the Collateral Agent shall promptly give written notice of any such claim or threat to the Purchaser, and the Collateral Agent will thereafter keep the Purchaser reasonably informed with respect thereto; and provided further that the failure of the Collateral Agent to give the Purchaser prompt notice as provided in this Section 7 shall not relieve the Purchaser of its obligations hereunder except to the extent, if any, that the Purchaser's rights have been prejudiced or the Purchaser's liability shall have been materially increased thereby. The Collateral Agent shall not settle any such claim or threat which would give rise to the Purchaser's liability under this Section 7 without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. The Purchaser recognizes that such suit, demand, threat, or claim may include one or more claims which are generally referred to as based upon "lender liability," as to which the claimant may allege that the Collateral Agent had acted in bad faith or otherwise engaged in various egregious activities. The Purchaser agrees that, to the extent permitted by law, its obligations which are described in this Section relate to, and include, any such suit, demand, threat, or claim unless a final and non-appealable decision is issued by a court of competent jurisdiction finding that the Collateral Agent acted with gross negligence or willful misconduct.

         8.       Notices.

         All communications in respect of the within Agreement shall be made to the following addresses, each of which may be changed upon not less than Seven
(7) days notice given by certified mail, return receipt requested to all other parties hereto as follows:

If to the Collateral Agent or the Seller:     Fleet National Bank
                                              One Federal Street
                                              Mail Stop:  MA[  ]
                                              Boston, MA  02110
                                              Attn:  [  ]

         With a copy to:                      Edwards & Angell, LLP
                                              101 Federal Street
                                              Boston, MA  02110
                                              Attn:  Lauren A. Mogensen, Esq.

         If to [ ]:                           [ ]

         With a copy to:                      [ ]

         9. Exculpatory Provisions. Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneysinfact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Collateral Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any of the representations or warranties made by any Loan Party contained in any Collateral Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any Collateral Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Collateral Document or for any failure of any Loan Party or other party thereto to perform its obligations thereunder. The Collateral Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of any Collateral Document, or to inspect the properties, books or records of any Loan Party.

         10. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any Collateral Document unless it shall first receive such advice or concurrence of such Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchaser against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Collateral Documents in accordance with a request of the Required Lender, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the affected Obligations.

         11. Indemnification. The Purchaser agrees to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by any Loan Party and without limiting the obligation of any Loan Party to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees and expenses) or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of, the Obligations, this Agreement, any of the Collateral Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with, any of the foregoing; provided that Purchaser shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Collateral Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Obligations and all other amounts payable hereunder.

         12. Collateral Agent in Its Individual Capacity. Except as may otherwise be agreed to by Seller and Purchaser in the Purchase Agreement, Seller, in its individual capacity as a Lender, may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though Seller was not the Collateral Agent hereunder.

         13. Successor Collateral Agent. The Collateral Agent may resign at any time as Collateral Agent upon 10 days' written notice to the Lenders. If the Collateral Agent shall so resign, then the Lenders shall appoint the Purchaser as successor Collateral Agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term "Collateral Agent" shall mean such successor agent effective upon such appointment and approval, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holders of the Obligations. If no successor agent has accepted appointment as Collateral Agent by the date that is 10 days following a retiring Collateral Agent's notice of resignation, Seller shall then appoint a successor Collateral Agent which shall be a bank or trust company with a combined capital and surplus of at least $100,000,000. After any retiring Collateral Agent's resignation as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the Collateral Documents.

         14. Effect of Bankruptcy. This Agreement shall be and remain enforceable not withstanding any bankruptcy or other insolvency proceeding by or against any Loan Party. Nothing herein shall affect or limit the right of any Lender to file a proof of claim in any bankruptcy or other insolvency proceeding by or against any Loan Party, or to vote its claim, or to appear or be heard with respect to any matter, or to file motions or seek relief from the automatic stay; provided, however, that all provisions hereof with respect to distribution of Collections and limitations on who may exercise, or control the exercise of remedies with respect to Collateral, shall continue in full force and effect during any such bankruptcy or insolvency proceeding.

         15. Waiver of Right to Require Marshaling. Each Lender hereby expressly waives any right that it otherwise might have to require the Collateral Agent or any other Lender to marshall assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute, provided that this paragraph shall not override any specific provision of this Agreement. Neither the Collateral Agent nor any Lender shall be required to enforce any guaranty or Lien given by any Loan Party other than a Customer as a condition precedent or concurrent to the taking of any enforcement action with respect to the Collateral.

         16. No Joint Venture. Nothing contained in this Agreement, no action taken by any Lender or the Collateral Agent pursuant hereto or in connection herewith, or pursuant to or in connection with any of the Collateral Documents shall be deemed to constitute the Lenders together, with or without the Collateral Agent, a partnership, association, joint venture or other entity.

         17. No Third Parties Benefited. Except for all of the Lenders, no Person not a party hereto shall be an intended or third party beneficiary hereof. Although Loan Parties may indirectly become a party hereto for the purpose of acknowledging the existence of, consenting to and agreeing to be bound by, the provisions hereof, nothing herein shall provide any Loan Party with any rights other than or in addition to the rights of the Loan Party provided for in its Loan Documents, nor shall the provisions hereof in any event be construed as modifying, or excusing any Loan Party from complying with, the provisions of any Loan Documents.

         18. Amendments and Waivers. No provision of this Agreement may be altered, amended, supplemented, changed, waived, or rescinded except upon the concurrence of all of the Lenders. Any waiver of any provision of this Agreement, or any consent to any departure from the terms of any provisions of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of any party hereto in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise of any other power, right or privilege. The waiver of any such power, right, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

         19. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the Purchaser hereunder may be assigned without the prior written consent of the Seller.

         20. Entire Agreement; Governing Law. This Agreement, together with the exhibits attached hereto and made a part hereof, contains the entire agreement between the parties hereto with respect to the transactions covered and contemplated hereunder, and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof, provided that the terms of the Purchase Agreement, to the extent not inconsistent with the terms hereof, shall continue to apply. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to conflicts or choice of law provisions).

         21. Consent to Jurisdiction; Waiver of Jury Trial. EACH PARTY HERETO, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY (OTHER THAN THE CONFIDENTIALITY AGREEMENT), AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

         EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONCERNED WITH THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY HERETO, NOR ANY PERMITTED ASSIGNEE OR SUCCESSOR OF A PARTY HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS HAVE BEEN FULLY

DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANYWAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         22. Waiver of Certain Damages Each of the parties hereto to the fullest extent permitted by law irrevocably waives any rights that they may have to punitive, special, incidental, exemplary or consequential damages in respect of any litigation based upon, or arising out of, this agreement or any related agreement or any course of conduct, course of dealing, statements or actions of any of them relating thereto.

         23. Severability. In the event that any provision of this shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, and this Agreement shall otherwise remain in full force and effect.

         24. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto.

         25. Termination. This Agreement shall terminate and Collateral Agent, at the sole expense of Purchaser, shall deliver and assign to Purchaser all of the Collateral, Collateral Documents and related Loan Documents held by Collateral Agent with respect to any Obligation when the Letter of Credit Obligations with respect thereto are no longer outstanding.

                    ***The Next Page is the Signature Page***

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as an instrument under seal, by their duly authorized representatives, as of the day and year first above written.

FLEET NATIONAL BANK, individually           ENTERPRISE BANK & TRUST
and as Collateral Agent                     COMPANY

By:______________________________           By:___________________________